------------------------------------------------------------------------------



                          SHARE EXCHANGE AGREEMENT


                                by and among


                            OPUS360 CORPORATION


                                    and


                                 PROHA PLC




                                   Dated


                               April 11, 2001



------------------------------------------------------------------------------


                             TABLE OF CONTENTS



                                                                           Page

ARTICLE I

         DEFINITIONS..........................................................2


ARTICLE II

         EXCHANGE............................................................10

         SECTION 2.1.  Issuance of Opus Shares...............................10
         SECTION 2.2.  Closing...............................................11

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................11

         SECTION 3.1.  Organization and Standing.............................12
         SECTION 3.2.  Authorization.........................................12
         SECTION 3.3.  Due Execution and Delivery; Binding Obligations.......12
         SECTION 3.4.  No Violation..........................................12
         SECTION 3.5.  Consents and Approvals................................13
         SECTION 3.6.  Capital Stock.........................................13
         SECTION 3.7.  Permits...............................................14
         SECTION 3.8.  Subsidiaries..........................................14
         SECTION 3.9.  Litigation............................................14
         SECTION 3.10. Financial Statements; No Undisclosed Liabilities;
                       SEC Documents.........................................14
         SECTION 3.11. Change in Condition...................................15
         SECTION 3.12. Employee Benefit Plans and Labor Matters..............15
         SECTION 3.13. Interests in Real Property............................20
         SECTION 3.14. Leases................................................21
         SECTION 3.15. Compliance with Law...................................21
         SECTION 3.16. Related Party Transactions............................22
         SECTION 3.17. Tax Matters...........................................22
         SECTION 3.18. Environmental Matters.................................24
         SECTION 3.19. Intellectual Property.................................25
         SECTION 3.20. Registration Rights...................................27
         SECTION 3.21. Insurance.............................................27
         SECTION 3.22. Material Contracts....................................28
         SECTION 3.23. Questionable Payments.................................29
         SECTION 3.24. Accuracy of Information...............................30
         SECTION 3.25. Private Offering......................................30
         SECTION 3.26. Brokers...............................................30
         SECTION 3.27. Determination of Amount of Capital....................30
         SECTION 3.28  State Takeover Statutes...............................30
         SECTION 3.29  Books and Records.....................................30
         SECTION 3.30  Personal Property.....................................31

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PROHA.............................31

         SECTION 4.1.  Organization and Standing.............................31
         SECTION 4.2.  Authorization.........................................31
         SECTION 4.3.  Due Execution and Delivery; Binding Obligations.......32
         SECTION 4.4.  No Violation..........................................32
         SECTION 4.5.  Consents and Approvals................................32
         SECTION 4.6.  Capital Stock of Artemis Entities and the
                       Proha 2 Entities......................................32
         SECTION 4.7.  Permits...............................................33
         SECTION 4.8.  Subsidiaries..........................................33
         SECTION 4.9.  Litigation............................................33
         SECTION 4.10. Financial Statements..................................34
         SECTION 4.11. Change in Condition...................................35
         SECTION 4.12. Employee Benefit Plans and Labor Matters..............35
         SECTION 4.13. Interests in Real Property............................40
         SECTION 4.14. Leases................................................40
         SECTION 4.15. Compliance with Law...................................41
         SECTION 4.16. Related Party Transactions............................41
         SECTION 4.17. Tax Matters...........................................41
         SECTION 4.18. Environmental Matters.................................43
         SECTION 4.19. Intellectual Property.................................43
         SECTION 4.20. Insurance.............................................45
         SECTION 4.21. Material Contracts....................................46
         SECTION 4.22. Questionable Payments.................................47
         SECTION 4.23. Brokers...............................................47
         SECTION 4.24  Books and Records.....................................47
         SECTION 4.25  Personal Property.....................................48
         SECTION 4.26. Private Placement.....................................48
         SECTION 4.27. Accuracy of Information...............................49

ARTICLE V

         COVENANTS OF THE COMPANY............................................50

         SECTION 5.1.  Operation of Business.................................50
         SECTION 5.2.  Access to Books and Records...........................54
         SECTION 5.3.  Compliance with Conditions; Commercially
                       Reasonably Efforts....................................54
         SECTION 5.4.  Consents and Approvals................................54
         SECTION 5.5.  Stockholder Approval..................................54
         SECTION 5.6.  HSR Act Filings.......................................57
         SECTION 5.7.  No Solicitation.......................................57
         SECTION 5.8.  Confidential Information..............................59
         SECTION 5.9.  Notification of Certain Matters.......................59
         SECTION 5.10. Certain Tax Covenants.................................60
         SECTION 5.11. Escrow of Break-up Fee................................60
         SECTION 5.12. Fairness Opinion......................................61

ARTICLE VI

         COVENANTS OF PROHA..................................................61

         SECTION 6.1.  Operation of Business.................................61
         SECTION 6.2.  Access to Books and Records...........................65
         SECTION 6.3.  Compliance with Conditions; Commercially
                       Reasonable Efforts....................................65
         SECTION 6.4.  Consents and Approvals................................65
         SECTION 6.5.  U.S. GAAP Financial Statements........................65
         SECTION 6.6.  HSR Act Filings.......................................66
         SECTION 6.7.  Confidential Information..............................66
         SECTION 6.8   Notification of Certain Matters.......................67
         SECTION 6.9.  Artemis Reorganization................................67
         SECTION 6.10. Certain Tax Covenants.................................67
         SECTION 6.11. Escrow of Break-up Fee................................68

ARTICLE VII

         CONDITIONS PRECEDENT TO CLOSING.....................................68

         SECTION 7.1.  Conditions to the Company's Obligations...............68
         SECTION 7.2.  Conditions to Proha's Obligations.....................70

ARTICLE VIII

         POST-CLOSING MATTERS................................................72

         SECTION 8.1.  Distribution of Opus Shares; Proha Standstill.........72
         SECTION 8.2.  Transfer of AIGMBH....................................73
         SECTION 8.3.  Directors.............................................73
         SECTION 8.4.  Noncompetition Agreements.............................74
         SECTION 8.5.  Sale of Opus Shares...................................75

ARTICLE IX

         MISCELLANEOUS.......................................................76

         SECTION 9.1.  Survival; Indemnification.............................76
         SECTION 9.2.  Notices...............................................80
         SECTION 9.3.  Governing Law.........................................81
         SECTION 9.4.  Termination; Fees.....................................82
         SECTION 9.5.  Entire Agreement......................................83
         SECTION 9.6.  Modifications and Amendments..........................84
         SECTION 9.7.  Waivers and Extensions................................84
         SECTION 9.8.  Titles and Headings; Interpretation...................84
         SECTION 9.9.  Exhibits and Schedules................................84
         SECTION 9.10. Expenses; Brokers.....................................84
         SECTION 9.11. Press Releases and Public Announcements...............84
         SECTION 9.12. Assignment; No Third Party Beneficiaries..............84
         SECTION 9.13. Severability..........................................85
         SECTION 9.14. Counterparts; Facsimile...............................85
         SECTION 9.15. Further Assurances....................................85
         SECTION 9.16. Remedies Cumulative...................................85



SCHEDULES

Schedule 2.1                        Liens on Exchanged Shares

Schedule 3.4                        No Violation; Consents

Schedule 3.6                        Capital Stock

Schedule 3.8                        Subsidiaries

Schedule 3.9                        Litigation

Schedule 3.11                       Change in Condition

Schedule 3.12                       Employee Benefit Plans and Labor Matters;
                                    Employee Severance Arrangements

Schedule 3.13                       Interests in Real Property

Schedule 3.14                       Leases

Schedule 3.15                       Compliance with Law

Schedule 3.16                       Related Party Transactions

Schedule 3.18                       Environmental Matters

Schedule 3.19                       Intellectual Property

Schedule 3.20                       Registration Rights

Schedule 3.22                       Material Contracts

Schedule 4.4                        No Violation;

Schedule 4.6                        Capital Stock of Artemis Entities and

Schedule 4.8                        Proha 2 Entities Subsidiaries

Schedule 4.9                        Litigation

Schedule 4.11                       Change in Condition

Schedule 4.12                       Employee Benefit Plans and Labor Matters;
                                    Employee Severance Arrangements

Schedule 4.13                       Interests In Real Property

Schedule 4.14                       Leases

Schedule 4.15                       Compliance with Law

Schedule 4.16                       Related Party Transactions

Schedule 4.18                       Environmental Matters

Schedule 4.19                       Intellectual Property

Schedule 4.21                       Material Contracts

Schedule 4.25                       Personal Property

Schedule 5.1(b)                     Company Cash Flow

Schedule 6.1(b)                     Permitted Transactions

Schedule 6.5                        Pro-forma Proha Financials

Schedule 8.2                        AIGMBH Agreement



EXHIBITS

Exhibit A                  Form of Registration Rights Agreement
Exhibit B                  Form of Proha Key Stockholder Voting Agreement
Exhibit C                  Form of Opus Key Stockholders Voting Agreement
Exhibit D                  Form of Second Amendment to Employment Agreement




                          SHARE EXCHANGE AGREEMENT


                  THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made as of April 11, 2001, by and among OPUS360 CORPORATION, a Delaware corporation (the "Company"), and PROHA PLC, a Finnish corporation
("Proha").



                            W I T N E S S E T H:
                            - - - - - - - - - -


                  WHEREAS, the Company is a publicly traded company whose shares of Common Stock are currently traded on the NASDAQ;

                  WHEREAS, Proha is a publicly traded company whose shares are currently traded on the Helsinki Stock Exchange;

                  WHEREAS, the Company has concluded that it is in the best interests of its shareholders to enter into the transactions contemplated hereby including inter alia to issue and transfer to Proha the Opus Shares as described in further detail below;

                  WHEREAS, Proha owns, directly or indirectly, (i) all of the issued and outstanding capital stock of Artemis Acquisition Corporation, a Delaware corporation ("Artemis", and such stock is referred to as the "Artemis Shares"), (ii) all of the issued and outstanding capital stock of Solutions International SA, a French corporation ("SISA", and such stock is referred to as the "SISA Shares"), (iii) all of the issued and outstanding capital stock of Artemis International Sarl, a French corporation ("AISARL", and such stock is referred to as the "AISARL Shares"), (iv) all of the issued and outstanding capital stock of Enterprise Management Systems Srl, an Italian corporation ("EMSSRL", and such stock is referred to as the "EMSSRL Shares"), (v) all of the issued and outstanding capital stock of Artemis International S.p.A., an Italian corporation ("AISPA", and such stock is referred to as the "AISPA Shares"),
(vi) all of the issued and outstanding capital stock of JST Investments
(Asia) Pte Ltd, a Singaporean corporation ("JSTI", and such stock is referred to as the "JSTI Shares"), (vii) all of the issued and outstanding capital stock of PMsoft Korea Ltd., a South-Korean corporation ("PMK", and such stock is referred to as the "PMK Shares"), (viii) all of the issued and outstanding capital stock of Projektihallinto Proha Oy, a Finnish corporation ("PPOY", and such stock is referred to as the "PPOY Shares"),
(ix) all of the issued and outstanding capital stock of Intellisoft Oy, a Finnish corporation ("IOY", and such stock is referred to as the "IOY Shares"), and (x) all of the issued and outstanding capital stock of Accountor Oy, a Finnish corporation ("AOY", and such stock is referred to as the "AOY Shares"),

                  WHEREAS, Proha has concluded that it is in its best interests to enter into the transactions contemplated hereby including inter alia to transfer to the Company (i) all of the Artemis Shares, (ii) a number of IOY Shares representing 19.9% of the issued and outstanding IOY Shares on a Fully Diluted Basis on the date hereof, and (iii) a number of AOY Shares representing 19.9% of the issued and outstanding AOY Shares on a Fully Diluted Basis on the date hereof (the Artemis Shares, the IOY Shares and the AOY Shares to be transferred to the Company are referred to collectively as the "Exchanged Shares");

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the parties have executed and delivered a Distribution Agreement, dated as of the date hereof (the "Distribution Agreement"); and

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, each of the Proha Key Stockholders and Opus Key Stockholders have executed and delivered a Voting Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                 ARTICLE I

                                DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Action" shall mean any action, claim, suit, litigation, proceeding, arbitration or mediation.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and, shall include (a) in the case of a Person who is an individual, (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i), and (b) any Person that directly or indirectly owns more than 5% of any class of capital stock or other interest of such specified Person. For the purposes of this definition, "control," when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall have the meaning set forth in the preamble.

                  "AIGMBH" shall mean Artemis International GmbH

                  "AIGMBH Agreement" shall have the meaning set forth in
Section 8.2.

                  "AIGMBH Shares" shall mean the common shares of AIGMBH owned directly or indirectly by Proha on the date hereof.

                  "AISARL" shall have the meaning in the recitals of this Agreement.

                  "AISARL Shares" shall have the meaning in the recitals of this Agreement.

                  "AISPA" shall have the meaning in the recitals of this Agreement.

                  "AISPA Shares" shall have the meaning in the recitals of this Agreement.

                  "Alternative Transaction" shall have the meaning set forth in Section 5.7(a)(i).

                  "Alternative Transaction Documentation" shall have the meaning set forth in Section 5.7(b).

                  "AOY" shall have the meaning in the recitals of this Agreement.

                  "AOY Shares" shall have the meaning in the recitals of this Agreement.

                  "Applicable Law" shall mean, with respect to any Person, any law, statute, rule, regulation, ordinance, order, writ, injunction, judgment or decree of any Governmental Authority to which such Person or any of its Subsidiaries is bound or to which any of their respective assets or properties is subject.

                  "Artemis" shall have the meaning in the recitals of this Agreement.

                  "Artemis Commitments" shall have the meaning set forth in
Section 4.21

                  "Artemis Employee Benefit Plans" shall have the meaning set forth in Section 4.12(a).

                  "Artemis Entities" shall collectively mean Artemis, SISA, AISARL, EMSSRL, AISPA, JSTI and PMK and PPOY.

                  "Artemis Entities' Financial Statements" shall have the meaning set forth in Section 4.10(a)(iv).

                  "Artemis Entities U.S. GAAP Financial Statements" shall have the meaning set forth in Section 6.5(a).

                  "Artemis Financial Statements" shall have the meaning set forth in Section 4.10(a)(i).

                  "Artemis Foreign Benefit Plan" shall have the meaning set forth in Section 4.12(e).

                  "Artemis Leases" shall have the meaning set forth in
Section 4.14(a)(i).

                  "Artemis Shares" shall have the meaning in the recitals of this Agreement.

                  "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Helsinki, Finland or New York, New York.

                  "Bylaws" with respect to any corporation shall mean the bylaws of such corporation.

                  "Charter" with respect to any corporation shall mean the certificate of incorporation or articles of incorporation of such corporation.

                  "Closing" shall have the meaning set forth in Section
2.1(c).

                  "Closing Date" shall have the meaning set forth in
Section 2.2(a).

                  "Code" shall have the meaning set forth in Section
3.12(a)(ii).

                  "Commission" shall mean the United States Securities and Exchange Commission.

                  "Companies Act" shall mean the Finnish Companies Act (1978/734), as amended from time to time.

                  "Company Employee Benefit Plans" shall have the meaning set forth in Section 3.12(a)(iii).

                  "Company Commitments" shall have the meaning set forth in
Section 3.22(a).

                  "Company Financial Statements" shall have the meaning set forth in Section 3.10(a).

                  "Company Leases" shall have the meaning set forth in
Section 3.14(a)(i).

                  "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

                  "Company" shall have the meaning set forth in the Preamble.

                  "DGCL" shall mean the Delaware General Corporation Law.

                  "Distribution Agreement" shall have the meaning in the recitals of this Agreement.

                  "Documents" shall mean (i) this Agreement, (ii) the Registration Rights Agreement, and (iii) the Voting Agreements.

                  "EMSSRL" shall have the meaning in the recitals of this Agreement.

                  "EMSSRL Financial Statements" shall have the meaning set forth in Section 4.10(a)(iii).

                  "EMSSRL Shares" shall have the meaning in the recitals of this Agreement.

                  "Environmental Law" shall mean any federal, state or local or foreign law, statute, rule, regulation, order or other requirement of law, applicable to the assets or the business of the Company and its Subsidiaries, relating to the protection of human health or the environment, or to the manufacture, use, transport, treatment, storage, disposal, release or threatened release of petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic, or any similar term, under such Environmental Law.

                  "ERISA" shall have the meaning set forth in Section
3.12(a)(i).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Exchanged Shares" shall have the meaning in the recitals of this Agreement.

                  "Finnish Documents" shall have the meaning set forth in
Section 4.10(c).

                  "Finnish GAAP" shall mean Finnish generally accepted accounting principles applied on a consistent basis with prior accounting periods.

                  "French GAAP" shall mean French generally accepted accounting principles applied on a consistent basis with prior accounting periods.

                  "Fully-Diluted Basis" shall mean and include, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, (i) all shares of Common Stock outstanding at the time of determination and (ii) without duplication, all shares of Common Stock issuable upon the exercise, exchange or conversion of other securities which are outstanding at the time of determination and then so exercisable, exchangeable or convertible at an exercise or conversion price equal to or less than the market price of the Common Stock at such time.

                  "Governmental Authority" shall mean any foreign, Federal, state or local court or governmental or regulatory authority.

                  "Helsinki Stock Exchange" shall mean the Helsinki Securities and Derivatives Exchange, Clearing House Ltd.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

                  "Indemnified Party" shall have the meaning set forth in
Section 9.1(c).

                  "Indemnifying Party" shall have the meaning set forth in
Section 9.1(c).

                  "Intellectual Property" shall mean all domestic and foreign trademarks, service marks, trade names, corporate and business names, brand names, Internet domain names, universal resource locators ("URLs"), designs, logos, trade dress, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, provisionals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; "mask works" (as defined under 17 USC section 901) and any registrations and applications for "mask works"; inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data and customer lists; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (whether or not patentable) (collectively, "Trade Secrets"); all improvements and refinements of any of the foregoing; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real Persons; in each case used in or necessary for the business of a Person or any of its Subsidiaries.

                  "IOY" shall have the meaning in the recitals of this Agreement.

                  "IOY Shares" shall have the meaning in the recitals of this Agreement.

                  "Italian GAAP" shall mean Italian generally accepted accounting principles applied on a consistent basis with prior accounting periods.

                  "JSTI" shall have the meaning in the recitals of this Agreement.

                  "JSTI Shares" shall have the meaning in the recitals of this Agreement.

                  "License Agreements" shall have the meaning set forth in
Section 3.19(b).

                  "Lien" shall mean any pledge, lien, claim, restriction, charge or encumbrance of any kind.

                  "Material Adverse Effect" shall mean a material adverse effect (i) on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the Artemis Entities, taken as a whole, as the case may be, or (ii) on the ability of the Company or any of its Subsidiaries or the Artemis Entities and Proha 2 Entities or any of their Subsidiaries, as the case may be, to perform their respective obligations hereunder or under any of the other Documents.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

                  "Notice of Superior Offer" shall have the meaning set forth in Section 5.5(b).

                  "Notices" shall have the meaning set forth in Section
9.2.

                  "Opus Key Stockholders" shall mean Ari Horowitz and Carlos Cashman.

                  "Opus Shares" shall have the meaning set forth in Section 2.1(a).

                  "Other Directors" shall be those directors of the Company who are not Proha Nominees.

                  "Overlap Period" shall have the meaning set forth in
Section 5.10(c).

                  "Permits" shall have the meaning set forth in Section
3.7.

                  "Permitted Liens" shall mean: (i) liens for Taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other liens or imperfections on property which are not material in amount, do not materially interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not materially impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

                  "Permitted Transferee" shall mean any Person.

                  "Person" shall mean any individual, partnership, corporation, limited liability company, limited partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                  "PMK" shall have the meaning in the recitals of this Agreement.

                  "PMK Shares" shall have the meaning in the recitals of this Agreement.

                  "PPOY" shall have the meaning in the recitals of this Agreement.

                  "PPOY Financial Statements" shall have the meaning set forth in Section 4.10(a)(iv).

                  "PPOY Shares" shall have the meaning in the recitals of this Agreement.

                  "Pre-Closing Period" shall have the meaning set forth in
Section 5.10(c).

  !               "Preferred Stock" shall mean the Preferred Stock of the
Company, par value $.001 per share.

                  "Proha" shall have the meaning set forth in the Preamble of this Agreement.

                  "Proha 2 Entities" shall collectively mean IOY and AOY.

                  "Proha Key Stockholders" shall mean Pekka Pere and Alec
Gores.

                  "Proha Nominees" shall mean the nominees of Proha to serve as directors of the Company.

                  "Proha Successor" shall have the meaning set forth in
Section 8.5(iii).

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into by and among the Company and Proha on the Closing Date, in the form attached as Exhibit A hereto.

                  "Related Party" shall have the meaning set forth in
Section 3.16.

                  "Representatives" shall have the meaning set forth in
Section 5.7(a).

                  "Reverse Stock Split" shall have the meaning in Section
5.5.

                  "Schedule" shall have the meaning set forth in Article
III.

                  "SEC Documents" shall have the meaning set forth in
Section 3.10(c).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Securities Markets Act" shall mean the Finnish
Securities Markets Act (1989/495) as amended from time to time.

                  "Shareholder Complaint" shall have the meaning set forth in Section 5.2

                  "SISA" shall have the meaning in the recitals of this Agreement.

                  "SISA Financial Statements" shall have the meaning set forth in Section 4.10(a)(ii).

                  "SISA Shares" shall have the meaning in the recitals of this Agreement.

                  "Software" shall mean any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, (c) designs, processes, procedures and data collectors, and (d) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  "Stockholder Approval" shall have the meaning set forth in Section 5.5(a).

                  "Stockholder Meeting" shall have the meaning set forth in
Section 5.5(a).

                  "Subsequent Filings" shall have the meaning set forth in
Section 3.10(c).

                  "Subsidiary" shall mean, with respect to any Person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such Person, or (iii) the power to direct or cause the direction of the affairs or management of such Person. For purposes of this definition, a Person is deemed to own any capital stock or other ownership interest if such Person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

                  "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

                  "Tax Returns" shall mean all returns, declarations, statements, schedules, forms, reports, information returns, elections, disclosures, estimates or other documents (including any related or supporting information), and any amendments thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

                  "Termination Fee" shall have the meaning set forth in
Section 9.4(c).

                  "Threshold Securities" shall mean a number of securities of the Company that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 25% of the aggregate issued and outstanding Common Stock on a Fully-Diluted Basis.

                  "Trade Secrets" shall have the meaning set forth in the definition of "Intellectual Property" in this Article I.

                  "Trademarks" shall have the meaning set forth in the definition of "Intellectual Property" in this Article I.

                  "Treasury Regulations" shall have the meaning set forth in Section 3.12(a)(ii).

                  "U.S. GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

                  "VEBAs" shall have the meaning set forth in Section
3.12(a)(ii).

                  "Voting Agreements" shall mean the voting agreements dated April 11, 2001, by and among (x) the Proha Key Stockholders and the Company in the form of Exhibit B hereto, and (y) the Opus Key Stockholders and Proha in the form of Exhibit C hereto.

                  "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any applicable state or local law with regard to "plant closings" or "mass layoffs" as such terms are defined in the WARN Act or applicable state or local law.


                                 ARTICLE II

                                  EXCHANGE

                  SECTION 2.1. Issuance of Opus Shares. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and Proha shall accept from the Company on the Closing Date a number of shares of Common Stock (the "Opus Shares") which shall equal eighty percent (80%) of the Common Stock on a Fully-Diluted Basis as of the Closing Date. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Proha a certificate, certified by the Treasurer of the Company, reflecting the calculation of the number of Opus Shares to be delivered to Proha on the Closing Date pursuant to this
Section 2.1(a).

                  (b) In consideration of the issuance of the Opus Shares on the Closing Date, Proha shall assign, transfer and deliver to the Company (or cause to be assigned, transferred and delivered to the Company), and the Company shall (to the extent certificated) take delivery of the Exchanged Shares, free and clear of all Liens (other than Liens set forth on Schedule 2.1). The certificates representing the Exchanged Shares shall be duly endorsed, or accompanied by stock powers duly endorsed, by Proha (or the appropriate Subsidiary of Proha) for transfer to the Company, with all necessary transfer tax and other revenue stamps affixed (such taxes and the cost of such stamps, if any, to be borne equally by the parties), or in cases in which any of the Exchanged Shares have not been certificated, the stock record books of the respective issuer of the Exchanged Shares shall be updated to record the transfer of the Exchanged Shares pursuant to this Agreement.

                  (c) The consummation of the transactions contemplated by this Section 2.1 are referred to herein as the "Closing".

                  SECTION 2.2. Closing. (a) The Closing shall take place at 9:00 a.m., New York time, on the date two (2) Business Days after all of the conditions set forth in Article VII hereof shall have been satisfied or duly waived or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York or at such other place as the parties hereto shall agree in writing.

                  (b) On the Closing Date, the Company shall deliver to Proha, against delivery of the stock certificates (to the extent certificated) representing the Exchanged Shares, certificates representing the Opus Shares, transferred to Proha pursuant to Section 2.1(a). The Opus Shares shall be in definitive form and registered in the name of Proha or its nominee or designee reasonably acceptable to the Company and in such denominations as Proha shall request in writing not later than two (2) Business Days prior to the Closing Date with appropriate securities laws legends.


                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as specifically identified in the Schedules delivered to Proha concurrent with the execution of this Agreement (individually, a "Schedule") with reference to the particular representation or warranty being qualified, the Company hereby represents and warrants to Proha as follows:

                  SECTION 3.1. Organization and Standing. Except as set forth on Schedule 3.1, the Company is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 3.1, the Company is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.2. Authorization. The Company has the corporate power to execute, deliver and perform its obligations under each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Documents and to consummate the transactions contemplated hereby and thereby, subject to the Stockholder Approval. No other corporate proceedings on the part of the Company are necessary therefor (other than the Stockholder Approval).

                  SECTION 3.3. Due Execution and Delivery; Binding Obligations. The Company has duly executed and delivered this Agreement. This Agreement constitutes, and each of the other Documents, when executed and delivered by the Company and, assuming due authorization and execution by the other parties hereto and thereto, will constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  SECTION 3.4. No Violation. The execution, delivery and performance by the Company of each of the Documents to which it is a party, all actions taken in connection with the execution of the Voting Agreements, the consummation of the transactions contemplated hereby and thereby does not and will not contravene any Applicable Law, except for any such contraventions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Company of the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) will not (x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, Company Employee Benefit Plan, mortgage, security agreement, trust indenture or other agreement, instrument or Company Commitment to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject, except to the extent any such conflict or breach, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (y) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of any of them, or (z) except as set forth on Schedule 3.4, obligate the Company to make any payment or incur any additional obligation, or give rise to any right of any Person with respect to the Company, under any term or provision of any contract or agreement, the Charter or Bylaws of the Company, any Company Employee Benefit Plan or any Applicable Law, that relates to a change of control or ownership of the Company or any similar provision, (ii) will not violate any provision of its Charter or Bylaws of the Company, and (iii) will not result in Proha or any of its Affiliates being an "interested stockholder," under Section 203 of the DGCL.

                  SECTION 3.5. Consents and Approvals. Except as set forth on Schedule 3.5, assuming all filings, if any, required by the HSR Act, if any, are duly made and the waiting period thereunder has been terminated or has expired, and except for the Stockholder Approval and filings under applicable securities laws, no consent, permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any Governmental Authority, or any other Person or entity is required to be made or obtained by the Company by virtue of the execution, delivery, or performance of this Agreement or any of the other Documents.

                  SECTION 3.6. Capital Stock. On the date hereof, the authorized capital stock of the Company consists solely of (a) 150,000,000 shares of Common Stock, (b) 25,000,000 shares of Preferred Stock. As of the date hereof, of the 150,000,000 shares of Common Stock authorized, (i) 49,665,798 shares of Common Stock are issued and outstanding, and (ii) 22,638,303 shares are reserved for issuance pursuant to outstanding options and warrants and existing employee stock purchase plans. As of the date hereof, there are no (and as of the Closing Date, there will be no) outstanding shares of Preferred Stock. As of the date hereof, there are securities convertible, exchangeable or exercisable into 16,483,886 shares of Common Stock as described in further detail on Schedule 3.6. On the date hereof and immediately following the Closing, each share of capital stock of the Company that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to nor issued in violation of, any preemptive rights, and none of the securities of the Company were issued in violation of the Securities Act, any state "blue sky" law or any other applicable securities laws. Except as set forth on Schedule 3.6 or as contemplated by this Agreement, at the date hereof there are, and immediately following the Closing there will be (a) no outstanding or authorized options, warrants, agreements, conversion rights, preemptive rights, other rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, purchase or acquire, any shares of the capital stock of the Company or any of its Subsidiaries, (b) no restrictions upon the dividends, voting or, except as required by the Securities Act and state "blue sky" laws, the transfer of any shares of capital stock of the Company pursuant to its Charter, Bylaws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound, and (c) no shares of Common Stock or Preferred Stock held by the Company in its treasury. Neither the Company nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable for or exchangeable into securities the holders of which have the right to vote) with the stockholders of such Person on any matter. Except as contemplated by this Agreement or as set forth on Schedule 3.6, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of the Company or any of its Subsidiaries.

                  SECTION 3.7. Permits. Except as set forth on Schedule 3.7, each of the Company and its Subsidiaries has such licenses, permits, exemptions, consents, waivers, authorizations, orders and approvals from appropriate Governmental Authorities ("Permits") as are necessary to own, lease, license or operate their properties and to conduct their businesses as currently owned and conducted and all such Permits are valid and in full force and effect, except such Permits that the failure to have or to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.8. Subsidiaries. Schedule 3.8 contains a complete and accurate list of all Subsidiaries of the Company. Except for the Company's interest in its Subsidiaries, or as set forth in Schedule 3.8, neither the Company nor its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person.

                  SECTION 3.9. Litigation. Except as set forth on Schedule
3.9 or as disclosed in the SEC Reports, there are no pending or, to the knowledge of the Company, threatened claims, actions, suits, labor disputes, grievances, complaints, controversies, administrative or arbitration or other proceedings or, to the knowledge of the Company, investigations against the Company, its Subsidiaries or their respective assets or properties before or by any Governmental Authority or before any arbitrator that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company, its Subsidiaries or any of their respective assets or properties, is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.10. Financial Statements; No Undisclosed Liabilities; SEC Documents. (a) The Company has made available to Proha copies of the audited consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31, 1999 and December 31, 2000, together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended, and the notes thereto, accompanied by the going concern opinion thereon of KPMG LLP (collectively, the "Company Financial Statements"). The Company Financial Statements (including the notes thereto) were prepared in accordance with U.S. GAAP and present fairly, in all material respects, the consolidated financial position and results of operation of the Company and its consolidated Subsidiaries as of December 31, 1999 and December 31, 2000 and for the periods then ended except as may be indicated in the notes thereto.

                  (b) Neither the Company nor any of its Subsidiaries has any material claims, liabilities or indebtedness, contingent or otherwise of any kind whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company Financial Statements in accordance with U.S. GAAP), except as set forth on Schedule
3.10 or (i) as set forth in the Company Financial Statements (including the notes thereto) and (ii) liabilities to trade creditors incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices not involving borrowings by the Company or any of its Subsidiaries.

                  (c) Since April 7, 2000, the Company has filed all forms, reports and documents with the Commission (including all exhibits thereto) required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Any forms, reports and documents filed by the Company with the Commission subsequent to the date hereof and prior to the Closing Date (collectively, the "Subsequent Filings") will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent of any information provided to the Company for inclusion in a Subsequent Filing by or on behalf of Proha. The Company will timely furnish to Proha copies of each Subsequent Filing.

                  SECTION 3.11. Change in Condition. Except as set forth on
Schedule 3.11 and as disclosed in the SEC Documents, since December 31, 2000, the Company and its Subsidiaries have operated their respective businesses in the ordinary course consistent with past practices and there has not occurred any event, occurrence or conditions, or to the knowledge of the Company, any circumstance or development that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.12. Employee Benefit Plans and Labor Matters.
(a) List of Plans. Set forth in Schedule 3.12 attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs") under Section 501(c)(9) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder as amended from time to time (the "Treasury Regulations"), profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices, whether or not insured and which, in the case of any such plan, program, arrangement, commitment and/or practice applicable to a non-U.S. employee, is not mandated under Applicable Law of such non-U.S. jurisdiction; and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) for the benefit of any U.S. or non-U.S. current or former employee of the Company or any of its Subsidiaries or with respect to which any potential liability is borne by the Company or any of its Subsidiaries including, for this purpose and for the purpose of all of the representations in this Section 3.12, all employers (whether or not incorporated) that would be treated together with the Company and/or any of its Subsidiaries as a single employer within the meaning of Section 414 of the Code since January 1, 1995 ("Company Employee Benefit Plans").

                  (b) Status of Plans. Each Company Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code except to the extent that any such noncompliance would not result in a material liability and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Company Employee Benefit Plan has occurred or is expected to occur. Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Company Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Company Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Company Employee Benefit Plan. Except as set forth in Schedule 3.12, no event has occurred and no condition or circumstance exists that would reasonably be expected to result in a material increase in the benefits under or the expense of maintaining any Company Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year.

                  (c) No Pension Plans. No Company Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (d) Liabilities. Except for such failures which could not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its Subsidiaries, (i) neither the Company nor any of its Subsidiaries maintains any Company Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and neither the Company nor any of its Subsidiaries is subject to any liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation; (ii) no Company Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA; (iii) each Company Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Company Employee Benefit Plan meets the requirements of the Code applicable thereto; and (iv) neither the Company nor any of its Subsidiaries maintains any Company Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

                  Neither the Company nor any of its Subsidiaries maintains any Company Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Company Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. No Company Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge of the Company, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

                  Neither the Company nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

                  There are no actions, suits, claims or disputes pending, or, to the knowledge of the Company, threatened, anticipated or expected to be asserted against or with respect to any Company Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Company Employee Benefit Plan, in any case with respect to any Company Employee Benefit Plan. No Company Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

                  (e) Contributions. Full payment has been timely made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Company Employee Benefit Plan or any agreement relating to any Company Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Company Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the knowledge of the Company no event has occurred and no condition or circumstance exists that could, or could reasonably be expected to, give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Company Employee Benefit Plan, applicable law or related agreements. Benefits under all Company Employee Benefit Plans are as represented and have not been materially increased subsequent to the date as of which documents have been provided.

                  (f) Tax Qualification. Except as set forth in Schedule 3.12, each Company Employee Benefit Plan intended to be qualified under
Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service. Except as set forth in
Schedule 3.12, each trust established in connection with any Company Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the Internal Revenue Service. No Company Employee Benefit Plan is a VEBA. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance exists that would reasonably be expected to result in the revocation of any such determination or that adversely affect the qualified status of any such Company Employee Benefit Plan or the exempt status of any such trust.

                  (g) Transactions. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the knowledge of the Company, other Persons who participate in the operation of any Company Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Company Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would reasonably be expected to subject any of them to a material tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Company Employee Benefit Plan by any party with standing to make such claim.

                  (h) Triggering Events. Except as set forth on Schedule 3.12, the execution of this Agreement and the consummation of the transactions contemplated hereby do not constitute a triggering event under any Company Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "excess parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.12, no Company Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

                  (i) Documents. The Company has delivered or made available to Proha true and complete copies of all material documents in connection with each Company Employee Benefit Plan, including, without limitation (where applicable): (i) all Company Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Company Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions and summaries of material modifications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Company Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series or 990 for each of the last three years for each Company Employee Benefit Plan required to file such form;
(vi) the most recently prepared financial statements for each Company Employee Benefit Plan for which such statements are required; and (vii) all contracts and agreements relating to each Company Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

                  (j)      Except as set forth on Schedule 3.12:

                           (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and during the past five (5) years there has not been any such action;

                           (ii) to the knowledge of the Company, there are no union claims to represent the employees of the Company or any of its Subsidiaries;

                           (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries;

                           (iv) none of the employees of the Company or any of its Subsidiaries are represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees;

                           (v) true, correct and complete copies of all written personnel policies, rules and procedures applicable to employees of the Company or any of its Subsidiaries have heretofore been delivered to Proha;

                           (vi) to the knowledge of the Company, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws is conducting an investigation with respect to or relating to the Company and any of its Subsidiaries; and

                           (vii) there are no complaints, controversies, lawsuits or other proceedings pending or, to the knowledge of the Company, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and the execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which the Company or any of its Subsidiaries is a party.

                  (k) Since the enactment of the WARN Act, neither the Company nor any of its Subsidiaries have effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.12, none of the employees of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) with regard to their employment with the Company or any of its Subsidiaries since August 17, 1998.

                  SECTION 3.13. Interests in Real Property. (a) Schedule
3.13 sets forth a true and complete list of all real property owned and all material real property leased by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property owned by it, free and clear of all Liens, except for Permitted Liens, and valid and enforceable leasehold interests in all real property leased by it.

                  (b) None of the real property owned by, or the leasehold estates of, the Company or any Subsidiary are subject to (i) any Liens other than Permitted Liens or (ii) any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments that, in either case (i) or (ii), will materially adversely affect the value thereof for their present use, taken as a whole, or that materially interfere with or impair the present and continued use thereof, taken as a whole, in the usual and normal conduct of the business of any such Person.

                  (c) To the knowledge of the Company, all improvements on such real properties and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations (whether through grandfathering provisions, permitted use exceptions, variances or otherwise), except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof as now used, operated or maintained or access thereto, and that do not and will not materially affect the value thereof for their present use. Neither the Company nor any of its Subsidiaries has received notice of any violation of or noncompliance with any such laws, ordinances or administrative regulations from any applicable Governmental Authority, except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.14. Leases. (a) (i) Except as set forth on
Schedule 3.14, neither the Company nor any Subsidiary is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute a breach or default) under any lease required to be set forth on Schedule 3.13 (the "Company Leases") and (ii) no party to any Company Lease has given, or to the knowledge of the Company threatened to give, or advised that it will be giving the Company or any Subsidiary of the Company written notice of or made a claim with respect to any breach or default, the consequences of which, in either case (i) or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 3.14, after taking into account the exercise of any options (which are exercisable solely at the discretion of the Company or any Subsidiary), none of the Company Leases terminate by their respective terms before January 1, 2002.

                  (c) Except as set forth on Schedule 3.14, none of the Company Leases require a consent to be obtained for the execution, delivery and performance of any of the Documents or the consummation of any of the transactions contemplated hereby or thereby.

                  (d) Neither the Company nor any Subsidiary of the Company has any ownership, financial or other interest in the landlords under any of the Company Leases.

                  SECTION 3.15. Compliance with Law. The operations of the Company and its Subsidiaries have been conducted in compliance with all Applicable Laws, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any violation of or noncompliance with any Applicable Laws, except as set forth on Schedule 3.15 and except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.16. Related Party Transactions. Except as set forth on Schedule 3.16 and except for the consummation of the transactions contemplated by the Documents (including, without limitation, the Voting Agreements), (i) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement with or for the benefit of any Person who, to the Company's knowledge, based on a review of Schedule 13Ds and Schedule 13Gs filed under the Exchange Act prior to the date of this Agreement, is a holder of five percent (5%) or more of the outstanding equity securities of the Company or any officer, director, partner or Affiliate of any such Person ("Related Party"); (ii) all material transactions between the Company and its Subsidiaries, on the one hand, and a Related Party, on the other hand, are on terms and conditions which could reasonably be expected to be obtained from a non-Affiliate in an arm's length transaction; and
(iii) no Related Party is a supplier, lessor, lessee or competitor of the Company or any of its Subsidiaries.

                  SECTION 3.17. Tax Matters. (a) The Company and its Subsidiaries have duly and properly filed, on a timely basis, all material Tax Returns required to be filed by, or with respect to, the Company and its Subsidiaries. All such Tax Returns were true, correct and complete in all material respects when filed. The Company and its Subsidiaries have paid in full all material Taxes and Tax liabilities required to be paid by or with respect to them, other than those Taxes being contested in good faith or those Taxes not yet due and payable, in each case which have been adequately disclosed and for which an adequate reserve or accrual has been established in the Company Financial Statements in accordance with U.S. GAAP.

                  (b) Except as set forth on Schedule 3.17, all material Taxes that the Company and its Subsidiaries are or were required by law to withhold or collect have been duly and timely withheld or collected and, to the extent required, have been timely paid to the proper Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any Subsidiary of the Company except for statutory liens for Taxes not yet due or delinquent.

                  (c) Neither the Company nor any of its Subsidiaries has been the subject of an audit or other examination with respect to Taxes by any Governmental Authority, and, to the knowledge of the Company and any of its Subsidiaries, no such audit or examination is contemplated or pending. Neither the Company nor any of its Subsidiaries has received any written notices from any Governmental Authority relating to any issue which could materially affect the Tax liability of the Company or any of its Subsidiaries.

                  (d) Neither the Company nor any of its Subsidiaries, (i) has entered into an agreement or waiver that is currently effective, or been requested to enter into an agreement or waiver, that extends any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Subsidiaries, and (ii) is presently contesting the Tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency.

                  (e) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and/or its Subsidiaries are the only members). Neither the Company nor any of its Subsidiaries has any obligation by contract, agreement, arrangement or otherwise to permit any Person, other than the Company and its Subsidiaries, to use the benefit of a refund, credit or offset of Tax of any of the Company or its Subsidiaries.

                  (f) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any of its Subsidiaries (or any predecessor or affiliate thereof) and any other party under which Proha, the Company or any of its Subsidiaries could be liable for any material Taxes or other claims of any party after the Closing Date.

                  (g) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality; neither the Company nor any of its Subsidiaries has any knowledge that the U.S. Internal Revenue Service or any other taxing authority has proposed or purported to require any such adjustment or change in accounting method, and neither the Company nor any of its Subsidiaries has any knowledge or belief that any such adjustment under Section 481 of the Code or the corresponding tax laws of any nation, state or locality will be required of the Company or its Subsidiaries upon the completion of, or by reason of, the transaction contemplated by this Agreement.

                 (h) Neither the Company nor any of its Subsidiaries is a party to any agreement that would require the Company or any of its Subsidiaries (or any affiliate thereof) to make any payment that would not be deductible pursuant to Section 162(m) of the Code.

                 (i) (i) There are no deferred intercompany transactions between the Company and any of its Subsidiaries or between any of its Subsidiaries, and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19 with respect to the stock of the Company or any of its Subsidiaries) that will or may result in the recognition of a material amount of taxable income upon the consummation of the transaction contemplated by this Agreement, and (ii) there are no other transactions or facts existing with respect to the Company and/or its Subsidiaries that by reason of the consummation of the transaction contemplated by this Agreement will result in the Company and/or its Subsidiaries recognizing a material amount of taxable income.

                 (j) No indebtedness of the Company or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

                  (k) Neither the Company nor any of its Subsidiaries is, has been during the five-year period ending on the date of this Agreement, or will have been during the five-year period ending on the Closing Date, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                  (l) No written claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

                  SECTION 3.18. Environmental Matters. Except as set forth on Schedule 3.18, (i) the Company and its Subsidiaries are in compliance in all material respect with all applicable Environmental Laws, and have obtained, and are in compliance in all material respect with, all permits required under applicable Environmental Laws; (ii) there are no Actions by any Governmental Authority or other Person or entity pending or, to the knowledge of the Company threatened, against the Company or any of its Subsidiaries under any Environmental Law; and (iii) to the knowledge of the Company, there are no facts, circumstances or conditions relating to the business or operations of the Company or any of its Subsidiaries that could reasonably be expected to give rise to any material claim, proceeding, Action or liability under any Environmental Law.

                  SECTION 3.19. Intellectual Property. (a) Schedule 3.19 sets forth, for the Intellectual Property owned by the Company or any Subsidiary of the Company, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright and mask work registrations and material unregistered copyrights; and (iv) all Software (other than readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000), in the case of subclauses
(i) through (iv) above, material to the Company's and its Subsidiaries' respective businesses which are owned, licensed, or leased, by the Company or any of its Subsidiaries, identifying which Intellectual Property is owned, licensed, or leased, as the case may be. The Intellectual Property of the Company and its Subsidiaries constitutes all the intellectual property necessary to operate the business of the Company and its Subsidiaries as of the Closing Date in substantially the manner in which it is currently operated. To the extent indicated on Schedule 3.19, the Intellectual Property of the Company and its Subsidiaries has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly authorized and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

                  (b) Schedule 3.19 sets forth a complete and accurate list of all material oral or written agreements (whether between the Company or any of its Subsidiaries and third parties or inter-corporate) to which the Company or any of its Subsidiaries is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000), or (ii) restricting the Company's or any of its Subsidiaries' right to use any Intellectual Property, including, without limitation, any license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). The License Agreements of the Company and its Subsidiaries are valid and binding obligations of the Company and its Subsidiaries, as applicable, enforceable in accordance with their terms, and to the Company's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Except as set forth in Schedule 3.19, neither the Company nor any of its Subsidiaries have licensed or sublicensed its rights in any material Intellectual Property other than pursuant to a valid and binding License Agreement. No royalties, honoraria or other fees are currently payable by the Company or any of its Subsidiaries to any third parties for the use of or right to use any Intellectual Property except pursuant to any License Agreement and set forth on Schedule 3.19.

                  (c) Except as set forth on Schedule 3.19, the Company or a Subsidiary of the Company owns, or to the Company's knowledge, has a valid right to use, free and clear of all Liens, other than Permitted Liens, all of the Intellectual Property of the Company and its Subsidiaries. The Company or a Subsidiary of the Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on
Schedule 3.19.

                  (d) Except as set forth on Schedule 3.19, the Intellectual Property owned by the Company or any of its Subsidiaries and, to the Company's knowledge, any material Intellectual Property licensed to the Company or any of its Subsidiaries, has not been canceled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, and to the Company's knowledge is valid and enforceable.

                  (e) Except as set forth on Schedule 3.19, neither the Company nor any of its Subsidiaries has received any written notice or claim and there is no pending or, to the knowledge of the Company, threatened claim, suit, arbitration, interference or other adversarial or contested proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (foreign or domestic) involving the Intellectual Property owned by the Company or any of its Subsidiaries, or, to the knowledge of the Company, the material Intellectual Property licensed to the Company or any of its Subsidiaries, alleging that the activities or the conduct of the Company's or any of its Subsidiaries' businesses infringe upon, dilute, violate or constitute the unauthorized use, misuse or misappropriation of the intellectual property rights of any third party or challenging the Company's or any of its Subsidiaries' ownership, use, validity, enforceability or registrability of any of their respective Intellectual Property. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations to which the Company or any Subsidiary of the Company is a party other than the License Agreements which (i) restrict the Company's or any of its Subsidiaries' right to use any Intellectual Property, (ii) restrict the Company's or any Subsidiary's businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned by the Company or any Subsidiary of the Company. Except as set forth on Schedule 3.19, to the knowledge of the Company, there does not exist any valid basis for any such claims.

                  (f) Except as set forth on Schedule 3.19, to the Company's knowledge, the conduct of the Company's and any of its Subsidiaries' business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property owned or controlled by any third party. Except as set forth on
Schedule 3.19, to the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or any Subsidiary of the Company and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Company or any Subsidiary of the Company.

                  (g) The Company and each of its Subsidiaries take reasonable measures to protect the confidentiality of its Trade Secrets, including requiring their employees and other parties having access thereto to execute written non-disclosure agreements. To the knowledge of the Company, no Trade Secret of the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. Except as set forth on Schedule 3.19, to the knowledge of the Company, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof. Proha has been provided with a copy of the Company's form of non-disclosure agreement and the non-disclosure agreements referred to in this clause (g) contain substantially the same terms and conditions as the form of non-disclosure agreement.

                  (h) No current or former partner, director, officer, or employee of the Company or any Subsidiary of the Company (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by the Company or any Subsidiary of the Company.

                  (i) With respect to the Software set forth in Schedule
3.19 which is owned by the Company, such Software was either developed (i) by employees of the Company or any Subsidiary of the Company within the scope of their employment or (ii) by independent contractors who have assigned their rights to the Company or any Subsidiary of the Company pursuant to signed, written agreements.

                  (j) The Trademarks listed on Schedule 3.19, for which the Company or any Subsidiary of the Company has obtained or applied for a registration that are material to the Company's business have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates, and are all the Trademarks that are material to the Company and its Subsidiaries. To the knowledge of the Company, there has been no prior use of the material Trademarks by any third party which would confer upon said third party superior rights in the material Trademarks. The Company and its Subsidiaries have undertaken reasonable policing of such Trademarks against third party infringement.

                  SECTION 3.20. Registration Rights. Except as set forth on
Schedule 3.20 or pursuant to the Registration Rights Agreement, neither the Company nor any of its Subsidiaries is under any obligation to register any of its outstanding securities pursuant to the Securities Act.

                  SECTION 3.21. Insurance. Except as set forth on Schedule 3.21, the Company and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business. Schedule 3.21 sets forth a list and brief description of all policies of title, fire, liability, casualty, business interruption, errors and omissions, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Company and its Subsidiaries as of the date hereof. Neither the Company nor any of its Subsidiaries is in default under any provisions of any such policy of insurance and, as of the date hereof, all premiums due have been paid and neither the Company nor any of its Subsidiaries has received notice of cancellation or termination (or intent to cancel or terminate) of any such insurance. Neither the Company nor any of its Subsidiaries has received a written refusal of coverage thereunder, or any notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated or any other indication that such policies are no longer in full force and effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. The Company has received a binder for the renewal of its directors and officers insurance policy effective on April 7, 2001.

                  SECTION 3.22. Material Contracts. (a) Schedule 3.22 sets forth a true and complete list of all contracts and other instruments (with the exception of the License Agreements listed on Schedule 3.19) to which the Company or any of its Subsidiaries is a party that are material to the business, operations, properties, prospects or financial condition of any of them (collectively, the "Company Commitments"), including without limitation:

                           (i) any material agreement, contract or
         commitment relating to the employment of any Person by the Company or any of its Subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                           (ii) any material agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

                           (iii) any agreement, contract or commitment relating to capital expenditures in excess of $50,000 in any fiscal year;

                           (iv) any agreement to acquire, directly or indirectly, any equity interest in or assets of any other Person (other than purchases of supplies, inventory, or equipment in the ordinary course of business) whether or not the transactions contemplated thereby have been consummated, and under which the Company or any of its Subsidiaries continues to have any outstanding obligations;

                           (v) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

                           (vi) any agreement relating to indebtedness in excess of $50,000;

                           (vii) any guarantee or other contingent
         liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business) in excess of $50,000;

                           (viii) any material management service,
         consulting, financial advisory or any other similar type contract including, without limitation, any contract with any investment or commercial bank;

                           (ix) any material agreement, contract or commitment limiting the ability of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person;

                           (x) any agreement, contract or commitment which involves payments in excess of $50,000 in any calendar year and is not cancelable without penalty within thirty (30) days;

                           (xi) any agreement, contract or commitment for the disposal of a material amount of assets or properties of the Company or any of its Subsidiaries (other than sales to customers in the ordinary course of business);

                           (xii) any agreement, contract or commitment which is material to the Company or any of its Subsidiaries and contain a "change in control" or similar provision;

                           (xiii) any agreement, contract or commitment relating to any material joint venture, partnership, strategic alliance or similar arrangement;

                           (xiv) any material agreement, contract or commitment with any Affiliate;

                           (xv) any source code agreements with third parties; and

                           (xvi) any other material agreement, contract or commitment.

                  (b) Except as set forth on Schedule 3.22, each Company Commitment is in full force and effect on the date hereof. Neither the Company nor any of its Subsidiaries is in default in respect of any Company Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party to any of the Company Commitments is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

                  SECTION 3.23. Questionable Payments. None of the Company, any of its Subsidiaries nor, to the Company's knowledge, any employee, agent or representative of the Company or any of its Subsidiaries acting on their behalf has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using corporate funds of the Company or any Subsidiary or made any illegal payments to obtain or retain business using corporate funds of the Company or any Subsidiary in violation of the U.S. Foreign Corrupt Practices Act of 1977.

                  SECTION 3.24. Accuracy of Information. None of the representations, warranties or statements made by the Company contained in this Agreement or in the exhibits hereto contains any untrue statement of a material fact or, taken as a whole together with the SEC Documents and Schedules, omits to state any material fact necessary in order to make any of such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

                  SECTION 3.25. Private Offering. Assuming the accuracy of
Section 4.26, none of the Company, any of its Subsidiaries, nor anyone acting on their behalf, has offered or sold or will offer or sell any securities, or has taken or will take any other action, which could reasonably be expected to subject the offer, issuance or sale of the Opus Shares, as contemplated hereby, to the registration provisions of the Securities Act.

                  SECTION 3.26. Brokers. The Company and its Subsidiaries and their agents and representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement, except for any fee incurred in connection with the performance by the Company of the covenant described in Section 5.12.

                  SECTION 3.27. Determination of Amount of Capital. The Board of Directors of the Company has, by resolution, duly resolved in accordance with Section 154 of the DGCL that $.001 per share shall constitute "capital" and the remainder of the consideration received by the Company for such shares shall constitute "surplus" (in each case, as such terms are used in Section 154 of the DGCL).

                  SECTION 3.28 State Takeover Statutes. The Company has taken all necessary actions to render inapplicable Section 203 of the DGCL to Proha and its assignee under Section 9.12 hereof. No other takeover statute or similar statute or regulation of any state is applicable to this Agreement (including all of the transactions contemplated hereby and thereby).

                  SECTION 3.29 Books and Records. Except as set forth on
Schedule 3.29, the respective minute books of the Company and its Subsidiaries, to the extent previously made available to Proha and its representatives, contain, and the respective minutes of books of the Company and its Subsidiaries made available to Proha after the date hereof will contain, accurate records of all meetings of, and corporate actions taken by (including action taken by written consent) the respective shareholders and Board of Directors of the Company and its Subsidiaries. None of the Company or any of its Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or its Subsidiaries.

                  SECTION 3.30 Personal Property. Except for properties and assets reflected in the Company Financial Statements, or acquired since December 31, 2000, which have been sold or otherwise disposed of in the ordinary course of business, and except as set forth on Schedule 3.31, each of the Company and its Subsidiaries has good, valid and marketable title to
(a) all of its owned personal properties and assets (tangible and intangible), including, without limitation, all of the personal properties and assets reflected in the Company Financial Statements, except as may be indicated in the notes thereto, and (b) all of the personal properties and assets (tangible or intangible) purchased by the Company and its Subsidiaries since December 31, 2000, in each case free and clear of all Liens, except for Permitted Liens. All of the tangible personal property owned by each of the Company and its Subsidiaries is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which they are presently being used.


                                 ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PROHA

                  Except as specifically identified in the Schedules delivered to the Company concurrent with the execution of this Agreement with reference to the particular representation or warranty being qualified, Proha hereby represents and warrants to the Company as follows:

                  SECTION 4.1. Organization and Standing. Except as set forth on Schedule 4.1, Proha, each Artemis Entity and each Proha 2 Entity is duly organized and validly existing in good (to the extent that the concept of good standing is recognized under the laws of the relevant jurisdiction of organization) standing as a corporation under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Proha, each Artemis Entity and each Proha 2 Entity is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.2. Authorization. Proha has the corporate power to execute, deliver and perform its obligations under each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents and to consummate the transactions contemplated hereby and thereby subject to the approval of Proha's stockholders under the Companies Act. No other corporate proceedings on the part of Proha are necessary therefor (other than the approval of Proha's stockholders under the Companies Act).

                  SECTION 4.3. Due Execution and Delivery; Binding Obligations. Proha has duly executed and delivered this Agreement. This Agreement constitutes, and each of the other Documents, when executed and delivered by Proha and, assuming due authorization and execution by the other parties hereto and thereto, will constitute legal, valid and binding obligations of Proha enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  SECTION 4.4. No Violation. The execution, delivery and performance by Proha of each of the Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby does not and will not contravene any Applicable Law, except for any such contraventions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by Proha of the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not
(i) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Proha or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject, except to the extent any such conflict or breach, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of any of them, (iii) except as set forth on Schedule 4.4, obligate Proha, or any Artemis Entity or any Proha 2 Entity to make any payment or incur any additional obligation, or give rise to any right of any Person with respect to Proha, any Artemis Entity or any Proha 2 Entity, under any term or provision of any contract or agreement, the Charter or Bylaws of Proha, any Artemis Entity or any Proha 2 Entity or any Proha Employee Benefit Plan or Applicable Law, or (iv) will not violate any provision of the Charter or Bylaws of Proha.

                  SECTION 4.5. Consents and Approvals. Except as set forth on Schedule 4.5, assuming all filings, if any, required by the HSR Act, if any, are duly made and the waiting period thereunder has been terminated or has expired, and except for the approval of Proha's stockholders, no consent, permit, approval or authorization of, or declaration, filing, application, transfer or registration with, any Governmental Authority, or any other Person or entity is required to be made or obtained by Proha by virtue of the execution, delivery, or performance of this Agreement or any of the other Documents.

                  SECTION 4.6. Capital Stock of Artemis Entities and the Proha 2 Entities. Except as set forth on Schedule 4.6, the Artemis Shares, the SISA Shares, the AISARL Shares, the AIGMBH Shares, the EMSSRL Shares, the AISPA Shares, the JSTI Shares, the PMK Shares, the PPOY Shares, the IOY Shares and the AOY Shares constitute all of the issued and outstanding capital stock of Artemis, SISA, AISARL, AIGMBH, EMSSRL, AISPA, JSTI, PMK, PPOY, IOY and AOY, respectively. The authorized and outstanding capital stock of each of Artemis, SISA, AISARL, AIGMBH, EMSSRL, AISPA, JSTI, PMK, PPOY, IOY and AOY is set forth on Schedule 4.6. Each share of capital stock of the Artemis Entities and the Proha 2 Entities has been duly authorized, validly issued, fully paid and nonassessable and will not be subject to nor issued in violation of, any preemptive rights, and none of the securities of any Artemis Entity or any Proha 2 Entity were issued in violation of the Securities Act, any state "blue sky" laws or any other applicable securities laws. At the date hereof there are, and immediately following the Closing there will be (a) no outstanding or authorized options, warrants, agreements, conversion rights, preemptive rights, other rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of any Artemis Entity or any Proha 2 Entity or pursuant to which any Artemis Entity or any Proha 2 Entity is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, purchase or acquire, any shares of the capital stock of any Artemis Entity or any Proha 2 Entity, as the case may be, (b) no restrictions upon the dividends, voting or transfer, except as required by the Securities Act and state "blue sky" laws, of any shares of capital stock of any Artemis Entity or any Proha 2 Entity pursuant to its Charter, Bylaws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound, and (c) no shares of capital stock of any Artemis Entity or any Proha 2 Entity are held in its treasury. No Artemis Entity or any Proha 2 Entity has authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable for or exchangeable into securities the holders of which have the right to vote) with the stockholders of such Person on any matter.

                  SECTION 4.7. Permits. Each Artemis Entity has such Permits as are necessary to own, lease, license or operate their respective properties and to conduct their businesses as currently owned and conducted and all such Permits are valid and in full force and effect, except such Permits that the failure to have or to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.8. Subsidiaries. Schedule 4.8 contains a complete and accurate list of all Subsidiaries of each Artemis Entity, each Proha 2 Entity and of Proha. Except for Proha's interest in its Subsidiaries, or as set forth in Schedule 4.8, neither Proha nor any Artemis Entity or Proha 2 Entity owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any Person.

                  SECTION 4.9. Litigation. Except as set forth on Schedule 4.9, there are no pending or, to the knowledge of Proha, threatened claims, actions, suits, labor disputes, grievances, administrative or arbitration or other proceedings or, to the knowledge of Proha, investigations against Proha or any Artemis Entity or their respective assets or properties before or by any Governmental Authority or before any arbitrator that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Proha nor any Artemis Entity or any of their respective assets or properties, is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator, that could, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.10. Financial Statements. (a) Proha has made available to the Company copies of (i) the audited consolidated balance sheet of Artemis and its consolidated Subsidiaries as of December 31, 2000, together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the nine months then ended, and the notes thereto, accompanied by the unqualified opinion thereon of Ernst & Young (the "Artemis Financial Statements") (ii) the audited consolidated balance sheets of SISA and its consolidated Subsidiaries as of December 31, 2000, together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the six months then ended, and the notes thereto, accompanied by the unqualified opinion thereon of Ernst & Young (collectively, the "SISA Financial Statements"),
(iii) the audited consolidated balance sheets of EMSSRL and its consolidated Subsidiaries as of December 31, 2000, together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the five months then ended, and the notes thereto, accompanied by the unqualified opinion thereon of Ernst & Young (collectively, the "EMSSRL Financial Statements"), and (iv) the audited consolidated balance sheets of the PPOY and its consolidated Subsidiaries as of December 31, 2000, together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the twelve months then ended, and the notes thereto, accompanied by the unqualified opinion thereon of Matti Kujala, a certified public accountant (collectively, the "PPOY Financial Statements" and together with the Artemis Financial Statements, SISA Financial Statements, EMSSRL Financial Statements and PPOY Financial Statements, the "Artemis Entities' Financial Statements"). The Artemis Financial Statements (including the notes thereto) were prepared in accordance with U.S. GAAP and present fairly, in all material respects, the consolidated financial position and results of operation of Artemis and its consolidated Subsidiaries Entities at the date and for the period indicated. The SISA Financial Statements (including the notes thereto) were prepared in accordance with French GAAP and present fairly, in all material respects, the consolidated financial position and results of operation of SISA and its consolidated Subsidiaries at the date and for the period indicated. The EMSSRL Financial Statements (including the notes thereto) were prepared in accordance with Italian GAAP and present fairly, in all material respects, the consolidated financial position and results of operation of EMSSRL and its consolidated Subsidiaries at the date and for the period indicated. The PPOY Financial Statements (including the notes thereto) were prepared in accordance with Finnish GAAP and present fairly, in all material respects, the consolidated financial position and results of operation of PPOY and its consolidated Subsidiaries at the date and for the period indicated.

                  (b) Artemis does not have any material claims, liabilities or indebtedness, contingent or otherwise of any kind whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its financial statements in accordance with U.S. GAAP), except as set forth in Schedule 4.10, or (i) as set forth in the Artemis Financial Statements and (ii) liabilities to trade creditors incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices not involving borrowings by Artemis. SISA does not have any material claims, liabilities or indebtedness, contingent or otherwise of any kind whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its financial statements in accordance with French GAAP), except as set forth in Schedule
4.10 (i) as set forth in the SISA Financial Statements and (ii) liabilities to trade creditors incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices not involving borrowings by SISA. EMSSRL does not have any material claims, liabilities or indebtedness, contingent or otherwise of any kind whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its financial statements in accordance with Italian GAAP), except as set forth in Schedule 4.10 (i) as set forth in the EMSSRL Financial Statements and (ii) liabilities to trade creditors incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices not involving borrowings by EMSSRL. PPOY does not have any material claims, liabilities or indebtedness, contingent or otherwise of any kind whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in its financial statements in accordance with Finnish GAAP), except as set forth in
Schedule 4.10 (i) as set forth in the PPOY Financial Statements and (ii) liabilities to trade creditors incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices not involving borrowings by PPOY.

                  (c) Proha has made public all reports, documents and information required to be made public by Proha pursuant to (i) the Securities Market Act, (ii) the Companies Act, (iii) the rules and regulations of the Finnish Financial Supervision Authority, and (iv) the rules and regulations of the Helsinki Stock Exchange, which reports, documents and information (collectively, the "Finnish Documents") complied in form and substance in all material respects with the requirements of Applicable Law. The disclosed reports, documents or information did not and do not, except as superceded or updated by reports, documents or information subsequently made public contain, as of the date hereof and as of the Closing Date, any untrue statement of a material fact or omit to state a material fact required to be stated therein.

                  SECTION 4.11. Change in Condition. Except as set forth on
Schedule 4.11, since December 31, 2000, the Artemis Entities have operated their respective businesses in the ordinary course consistent with past practices and there has not occurred (i) any event, occurrence or conditions, or to the knowledge of Proha, any circumstance or development that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) any action specified in Section 6.1(b) of this Agreement.

                  SECTION 4.12. Employee Benefit Plans and Labor Matters.
(a) List of Plans. Set forth in Schedule 4.12 attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, VEBAs under Section 501(c)(9) of the Code and the Treasury Regulations thereunder, profit-sharing, pension or retirement, deferred compensation, medical, life insurance, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices, whether or not insured and which, in the case of any such plan, program, arrangement, commitment and/or practice applicable to a non-U.S. employee, is not mandated under Applicable Law of such non-U.S. jurisdiction; and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) for the benefit of any U.S. or non-U.S. current or former employee of Artemis or any of its Subsidiaries or with respect to which any potential liability is borne by Artemis or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 4.12, all employers (whether or not incorporated) that would be treated together with Artemis, any of its Subsidiaries as a single employer within the meaning of Section 414) of the Code ("Artemis Employee Benefit Plans").

                  (b) Status of Plans. Each Artemis Employee Benefit Plan (including any related trust) complies in all material respects in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Artemis Employee Benefit Plan has occurred or is expected to occur. Neither Artemis nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Artemis Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Artemis Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Artemis Employee Benefit Plan. No event has occurred and no condition or circumstance exists that would reasonably be expected to result in a material increase in the benefits under or the expense of maintaining any Artemis Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

                  (c) No Pension Plans. No Artemis Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA, or any similar Applicable Law of a non-U.S. jurisdiction. Neither Artemis nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (d) Liabilities. Neither Artemis nor any of its Subsidiaries maintains any Artemis Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither Artemis nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither Artemis nor any of its Subsidiaries has any unfunded liabilities pursuant to any Artemis Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code.

                  Neither Artemis nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

                  There are no actions, suits, claims or disputes pending, or, to the knowledge of Proha, threatened, anticipated or expected to be asserted against or with respect to any Artemis Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the knowledge of Proha, threatened, anticipated, or expected to be asserted against Artemis or any of its Subsidiaries or any fiduciary of any Artemis Employee Benefit Plan, in any case with respect to any Artemis Employee Benefit Plan.

                  (e) Non-U.S. Plans. With respect to each Artemis Employee Benefit Plan that is not subject to United States law (an "Artemis Foreign Benefit Plan"): (i) all employer and employee contributions to each Artemis Foreign Benefit Plan required by Applicable Law or by the terms of such Artemis Foreign Benefit Plan have been made, or if applicable, accrued in accordance with normal accounting practices; (ii) the sum of the fair market value of the assets of each funded Artemis Foreign Benefit Plan, the liability of each insurer for any Artemis Foreign Benefit Plan funded through insurance and the book reserve established for any Artemis Foreign Benefit Plan, together with any accrued contributions, is, collectively, sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Artemis Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Artemis Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

                  (f) Tax Qualification. Each Artemis Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any Artemis Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the Internal Revenue Service. Each VEBA has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance exists that could reasonably be expected to result in the revocation of any such determination or that could adversely affect the qualified status of any such Artemis Employee Benefit Plan or the exempt status of any such trust or VEBA.

                  (g) Transactions. Neither Artemis nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the knowledge of Proha, other Persons who participate in the operation of any Artemis Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Artemis Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Artemis Employee Benefit Plan by any party with standing to make such claim.

                  (h) Triggering Events. The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Artemis Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Proha or any of its Subsidiaries.

                  (i) Documents. Proha has delivered or made available to the Company and its counsel true and complete copies of all material documents in connection with each Artemis Employee Benefit Plan, including, without limitation (where applicable): (i) all Artemis Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Artemis Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions and summaries of material modifications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Artemis Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series or 990 for each of the last three years for each Artemis Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Artemis Employee Benefit Plan for which such statements are required; and (vii) all material contracts and agreements relating to each Artemis Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

                  (j)      Except as set forth on Schedule 4.12:

                           (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of Proha, threatened against or affecting the Artemis Entities and during the past five years there has not been any such action;

                           (ii) to the knowledge of Proha, there are no union claims to represent the employees of the any Artemis Entity;

                           (iii) no Artemis Entity is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of any Artemis Entity;

                           (iv) none of the employees of any Artemis Entity are represented by any labor organization and Proha does not have any knowledge of any current union organizing activities among the employees of any Artemis Entity, nor does any question concerning representation exist concerning such employees;

                           (v) true, correct and complete copies of all written personnel policies, rules and procedures applicable to employees of the Artemis Entities have heretofore been delivered to the Company;

                           (vi) to the knowledge of Proha, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws is conducting an investigation with respect to or relating to any Artemis Entity; and

                           (vii) there are no complaints, controversies, lawsuits or other proceedings pending or, to the knowledge of Proha, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and the execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which any Artemis Entity is a party.

                  (k) Since the enactment of the WARN Act, no Artemis Entity has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Artemis Entities, or
(ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Artemis Entities; nor has any Artemis Entity been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 4.12, none of the employees of the Artemis Entities has suffered an "employment loss" (as defined in the WARN Act) with regard to their employment with the Artemis Entities since March 1, 1997.

                  SECTION 4.13. Interests in Real Property. (a) Schedule
4.13 sets forth a true and complete list of all real property owned and all material real property leased by each Artemis Entity. Each Artemis Entity has good and marketable title in fee simple to all real property owned by it, free and clear of all Liens, except for Permitted Liens, and valid and enforceable leasehold interests in all real estate leased by it.

                  (b) None of the real property owned by, or the leasehold estates of, the Artemis Entities are subject to (i) any Liens other than Permitted Liens or (ii) any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments that, in either case (i) or (ii), will materially adversely affect the value thereof for their present use, taken as a whole, or that materially interfere with or impair the present and continued use thereof, taken as a whole, in the usual and normal conduct of the business of any such Person.

                  (c) To the knowledge of Proha, all improvements on such real property and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations (whether through grandfathering provisions, permitted use exceptions, variances or otherwise), except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof as now used, operated or maintained or access thereto, and that do not and will not materially affect the value thereof for their present use. To the knowledge of Proha, no Artemis Entity has received notice of any violation of or noncompliance with any such laws, ordinances or administrative regulations from any Governmental Authority, except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.14. Leases. (a)(i) No Artemis Entity is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute a breach or default) under any lease required to be set forth on Schedule 4.13 (the "Artemis Leases") and (ii) no party to any Artemis Lease has given, or to the knowledge of Proha threatened to give, or advised that it will be giving Proha or any Artemis Entity written notice of or made a claim with respect to any breach or default, the consequences of which, in either case (i) or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.14, after taking into account the exercise of any options (which are exercisable solely at the discretion of any Artemis Entity), none of the Artemis Leases terminates by their respective terms before January 1, 2002.

                  (c) Except as set forth on Schedule 4.14, none of the Artemis Leases require a consent to be obtained for the execution, delivery and performance of any of the Documents or the consummation of any of the transactions contemplated hereby or thereby.

                  (d) Neither Proha nor any Artemis Entity has any ownership, financial or other interest in the landlords under any of the Artemis Leases.

                  SECTION 4.15. Compliance with Law. The operations of the Artemis Entities have been conducted in compliance with all Applicable Laws, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of Proha, no Artemis Entity has received written notice of any noncompliance with any Applicable Laws, except as set forth on Schedule 4.15 and except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.16. Related Party Transactions. Except as set forth on Schedule 4.16 and except for the consummation of the transactions contemplated by the Documents (including, without limitation, the Voting Agreements), (i) neither Proha nor any Artemis Entity is a party to any agreement or arrangement with or for the benefit of any other Subsidiary of Proha; (ii) all transactions between Proha and an Artemis Entity are on the terms and conditions which could reasonably be obtained from a non-Affiliate in an arm's length transaction; and (iii) no Affiliate of Proha is a supplier, lessor, lessee or competitor of any Artemis Entity.

                  SECTION 4.17. Tax Matters. (a) Artemis Entities have duly and properly filed, on a timely basis, all material Tax Returns required to be filed by, or with respect to, Artemis Entities. All such Tax Returns were true, correct and complete in all material respects when filed. Artemis Entities have paid in full all material Taxes and Tax liabilities required to be paid by or with respect to them, other than those Taxes being contested in good faith or those Taxes not yet due and payable, in each case which have been adequately disclosed and for which an adequate reserve or accrual has been established in the Artemis Entities' Financial Statements or as set forth on Schedule 4.17.

                  (b) All material Taxes that Artemis Entities are or were required by law to withhold or collect have been duly and timely withheld or collected and, to the extent required, have been timely paid to the proper Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of any Artemis Entity except for statutory liens for Taxes not yet due or delinquent.

                  (c) Except as set forth on Schedule 4.17, no Artemis Entity has been the subject of an audit or other examination with respect to Taxes by any Governmental Authority, and, to the knowledge of Artemis Entity, no such audit or examination is contemplated or pending. No Artemis Entity has received any written notices from any Governmental Authority relating to any issue which could materially affect the Tax liability of any Artemis Entity.

                  (d) No Artemis Entity, (i) has entered into an agreement or waiver that is currently effective, or been requested to enter into an agreement or waiver, that extends any statute of limitations relating to the payment or collection of Taxes of any Artemis Entity, and (ii) is presently contesting the Tax liability of any Artemis Entity before any court, tribunal or agency.

                  (e) No Artemis Entity has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which Artemis and/or its Subsidiaries are the only members). No Artemis Entity has any obligation by contract, agreement, arrangement or otherwise to permit any Person, other than Artemis Entities, to use the benefit of a refund, credit or offset of Tax of any Artemis Entity.

                  (f) There are no tax sharing, allocation, indemnification or similar agreements in effect as between Artemis Entity (or any predecessor or affiliate thereof) and any other party under which the Company or Artemis Entity could be liable for any material Taxes or other claims of any party after the Closing Date.

                  (g) No Artemis Entity has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality; no Artemis Entity has any knowledge that the U.S. Internal Revenue Service or any other taxing authority has proposed or purported to require any such adjustment or change in accounting method, and no Artemis Entity has any knowledge or belief that any such adjustment under Section 481 of the Code or the corresponding tax laws of any nation, state or locality will be required of Artemis Entity upon the completion of, or by reason of, the transaction contemplated by this Agreement.

                  (h) No Artemis Entity is a party to any agreement that would require any Artemis Entity (or any affiliate thereof) to make any payment that would not be deductible pursuant to Section 162(m) of the Code.

                  (i) (i) There are no deferred intercompany transactions between any Artemis Entity, and there is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19 with respect to the stock of any Artemis Entity) that will or may result in the recognition of a material amount of taxable income upon the consummation of the transaction contemplated by this Agreement, and (ii) there are no other transactions or facts existing with respect to Artemis Entities that by reason of the consummation of the transaction contemplated by this Agreement will result in Artemis Entity recognizing a material amount of taxable income.

                  (j) No indebtedness of Artemis Entity consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

                  (k) No Artemis Entity is, has been during the five-year period ending on the date of this Agreement, or will have been during the five-year period ending on the Closing Date, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (l) No written claim has ever been made by any taxing authority in a jurisdiction where any Artemis Entity does not file Tax Returns that any Artemis Entity is or may be subject to taxation by that jurisdiction.

                  SECTION 4.18. Environmental Matters. Except as set forth on Schedule 4.18, (i) the Artemis Entities are in compliance in all material respect with all applicable Environmental Laws, and have obtained, and are in compliance in all material respect with, all permits required under applicable Environmental Laws; (ii) there are no Actions by any Governmental Authority or other Person or entity pending or, to the knowledge of Proha threatened, against any Artemis Entities under any Environmental Law; and (iii) to the knowledge of Proha, there are no facts, circumstances or conditions relating to the business or operations of any Artemis Entity that could reasonably be expected to give rise to any material claim, proceeding, Action or liability under any Environmental Law.

                  SECTION 4.19. Intellectual Property. (a) Schedule 4.19 sets forth, for the Intellectual Property owned by the Artemis Entities, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright and mask work registrations, copyright and mask work applications, and material unregistered copyrights; and (iv) all Software (other than readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000) material to the Artemis Entities' respective businesses which are owned, licensed, or leased, by the Artemis Entities, identifying which Intellectual Property is owned, licensed, or leased, as the case may be. The Intellectual Property of the Artemis Entities constitutes all the intellectual property necessary to operate their respective businesses as of the Closing Date in substantially the manner in which it is currently operated. To the extent indicated on Schedule 4.19, the Intellectual Property of the Artemis Entities has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly authorized and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

                  (b) Schedule 4.19 sets forth a complete and accurate list of all material oral or written agreements (whether between Proha or any Artemis Entity and third parties or inter-corporate) to which any Artemis Entity is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000), or (ii) restricting the Artemis Entities right to use any Intellectual Property, including, without limitation, any License Agreements. The License Agreements of the Artemis Entities are valid and binding obligations of the Artemis Entities, as applicable, enforceable in accordance with their terms, and to Proha's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Except as set forth in Schedule 4.19, no Artemis Entity has licensed or sublicensed its rights in any material Intellectual Property other than pursuant to a valid and binding License Agreement. No royalties, honoraria or other fees are currently payable by the Artemis Entities to any third parties for the use of or right to use any Intellectual Property except pursuant to any License Agreement and set forth on Schedule 4.19.

                  (c) The Artemis Entities own, or to Proha's knowledge, has a valid right to use, free and clear of all Liens other than Permitted Liens, all of the Intellectual Property of the Artemis Entities. An Artemis Entity is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on Schedule 4.19.

                  (d) The Intellectual Property owned by the Artemis Entities and, to Proha's knowledge, any material Intellectual Property licensed to the Artemis Entities, has not been canceled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, and to Proha's knowledge is valid and enforceable.

                  (e) No Artemis Entity has received any written notice or claim and there is no pending or, threatened claim, suit, arbitration, interference or other adversarial or contested proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (foreign or domestic) involving the Intellectual Property owned by the Artemis Entities, or, to Proha's knowledge, the material Intellectual Property licensed to the Artemis Entities, alleging that the activities or the conduct of the Artemis Entities businesses infringe upon, dilute, violate or constitute the unauthorized use, misuse or misappropriation of the intellectual property rights of any third party or challenging the Artemis Entities' ownership, use, validity, enforceability or registrability of any of their respective Intellectual Property. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations to which any Artemis Entity is a party other than the License Agreements which (i) restrict any Artemis Entities' right to use any Intellectual Property, (ii) restrict the Artemis Entities' businesses in order to accommodate a third party's intellectual property rights or
(iii) permit third parties to use any Intellectual Property owned by any Artemis Entity. To the knowledge of Proha, there does not exist any valid basis for any such claims.

                  (f) To Proha's knowledge, the conduct of each Artemis Entities' business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any Intellectual Property owned or controlled by any third party. To Proha's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by any Artemis Entity and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by any Artemis Entity.

                  (g) Each Artemis Entity takes reasonable measures to protect the confidentiality of its Trade Secrets, including requiring their employees and other parties having access thereto to execute written non-disclosure agreements. To the knowledge of Proha, no Trade Secret of any Artemis Entity has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the knowledge of Proha, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof. The Company has been provided with a copy of Proha's form of non-disclosure agreement and the non-disclosure agreements referred to in this clause (g) contain substantially the same terms and conditions as the form of non-disclosure agreement.

                  (h) No current or former partner, director, officer, or employee of any Artemis Entity (or any of its respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by any Artemis Entity.

                  (i) With respect to the Software set forth in Schedule
4.19 which is owned by an Artemis Entity, such Software was either developed (i) by employees of Proha or any Subsidiary of Proha within the scope of their employment or (ii) by independent contractors who have assigned their rights to Proha or any Subsidiary of Proha pursuant to signed, written agreements.

                  (j) The Trademarks listed on Schedule 4.19, for which any Artemis Entity has obtained or applied for a registration that are material to the Artemis Entity business have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates, and are all the Trademarks that are material to each Artemis Entity. To the knowledge of Proha, there has been no prior use of the material Trademarks by any third party which would confer upon said third party superior rights in the material Trademarks. To the knowledge of Proha, the Artemis Entities have undertaken reasonable policing of the material Trademarks against third party infringement.

                  SECTION 4.20. Insurance. Each Artemis Entity maintains, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Artemis Entities as of the date hereof, are in full force and effect in accordance with their terms. To the knowledge of Proha, no Artemis Entity is in default under any material provisions of any such policy of insurance and to the knowledge of Proha, no Artemis Entity has received notice of cancellation of any such insurance.

                  SECTION 4.21. Material Contracts. (a) Schedule 4.21 sets forth a true and complete list of all contracts and other instruments (with the exception of the License Agreements listed on Schedule 4.19) to which each Artemis Entity is a party that are material to the business, operations, properties, prospects or financial condition of any of them (collectively, the "Artemis Commitments"), including without limitation:

                           (i) any material agreement, contract or
         commitment relating to the employment of any Person by any Artemis Entity, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                           (ii) any material agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

                           (iii) any agreement, contract or commitment relating to capital expenditures in excess of $100,000 in any fiscal year;

                           (iv) any agreement to acquire, directly or indirectly, any equity interest in or assets of any other Person (other than purchases of supplies, inventory, or equipment in the ordinary course of business) whether or not the transactions contemplated thereby have been consummated, and under which an Artemis Entity continues to have any outstanding obligations;

                           (v) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

                           (vi) any agreement relating to indebtedness in excess of $100,000;

                           (vii) any guarantee or other contingent
         liability in respect of any indebtedness or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business) in excess of $100,000;

                           (viii) any material management service,
         consulting, financial advisory or any other similar type contract including, without limitation, any contract with any investment or commercial bank;

                           (ix) any material agreement, contract or commitment limiting the ability of any Artemis Entity to engage in any line of business or to compete with any Person;

                           (x) any agreement, contract or commitment which involves payments in excess of $100,000 in any calendar year and is not cancelable without penalty within thirty (30) days;

                           (xi) any agreement, contract or commitment for the disposal of a material amount of assets or properties of any Artemis Entity (other than sales to customers in the ordinary course of business);

                           (xii) any agreement, contract or commitment which is material to any Artemis Entity and contain a "change in control" or similar provision;

                           (xiii) any agreement, contract or commitment relating to any material joint venture, partnership, strategic alliance or similar arrangement;

                           (xiv) any material agreement, contract or commitment with any Affiliate; and

                           (xv) any other material agreement, contract or commitment.

                  (b) Each Artemis Commitment is in full force and effect on the date hereof. No Artemis Entity is in default in respect of any Artemis Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of Proha, no other party to any of the Artemis Commitments is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

                  SECTION 4.22. Questionable Payments. No Artemis Entity nor, to Proha's knowledge, any employee, agent or representative of any Artemis Entity acting on their behalf has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using corporate funds of any Artemis Entity or made any illegal payments to obtain or retain business using corporate funds of any Artemis Entity in violation of the U.S. Foreign Corrupt Practices Act of 1977.

                  SECTION 4.23. Brokers. Proha and its agents and representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement.

                  SECTION 4.24 Books and Records. The respective minute books of each Artemis Entity, to the extent previously made available to the Company and its representatives, contain, and the respective minutes of books of the Artemis Entities made available to the Company after the date hereof will contain, accurate records of all meetings of, and corporate actions taken by (including action taken by written consent) the respective shareholders and Board of Directors of the Artemis Entities. To the knowledge of Proha, no Artemis Entity has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Proha or its Subsidiaries.

                  SECTION 4.25 Personal Property. Except as set forth on
Schedule 4.25 and except for properties and assets reflected in the Artemis Entities' Financial Statements, or acquired since December 31, 2000, which have been sold or otherwise disposed of in the ordinary course of business, each Artemis Entity has good, valid and marketable title to (a) all of its owned personal properties and assets (tangible and intangible), including, without limitation, all of the personal properties and assets reflected in the relevant Artemis Entities' Financial Statements, except as may be indicated in the notes thereto, and (b) all of the personal properties and assets (tangible or intangible) purchased by the Artemis Entities since December 31, 2000, in each case free and clear of all Liens, except for Permitted Liens. All of the tangible personal property owned by each Artemis Entity is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which they are presently being used.

                  SECTION 4.26. Private Placement. (a) Proha understands that the offering and sale of the Opus Shares by the Company to Proha is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

                  (b) The Opus Shares to be acquired by Proha pursuant to this Agreement are being acquired for its own account and without a view to making a distribution thereof in violation of the Securities Act, without prejudice, however, to its right to sell or otherwise dispose of all or any part of such Opus Shares in compliance with the provisions of the Securities Act and applicable state securities or "blue sky" laws.

                  (c) Proha has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Opus Shares and Proha is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities.

                  (d) Proha is an "accredited investor," as such term is defined in Rule 501(a) under Regulation D under the Securities Act.

                  (e) Proha acknowledges that the Company will rely on the accuracy and truth of its representations in this Section 4.26, and Proha hereby consents to such reliance.

                  (f) Proha has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by Proha. Any questions raised by Proha concerning the transaction have been answered to the satisfaction of Proha. Proha's decision to enter into the transactions contemplated hereby is based solely on Proha's own evaluation of the risks and merits of the purchase of the Opus Shares and the Company's business activities.

                  (g) Proha acknowledges and agrees that the certificate(s) representing the Opus Shares to be delivered to Proha pursuant to Section 2.2(b), shall bear the following legends:

         THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE "COMMON STOCK"), OF OPUS360 ("OPUS") REPRESENTED BY THIS
         CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         THE TRANSFER OF THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE SHARE EXCHANGE AGREEMENT, BY AND BETWEEN OPUS AND PROHA PLC ("PROHA"), DATED AS OF APRIL 11, 2001 (THE "SHARE EXCHANGE AGREEMENT"). A COPY OF THE SHARE EXCHANGE AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF OPUS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF OPUS.

         THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE MAY BE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT, BY AND BETWEEN OPUS AND PROHA, DATED AS OF APRIL 11, 2001 (THE "REGISTRATION RIGHTS AGREEMENT"). A COPY OF THE REGISTRATION RIGHTS AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF OPUS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF OPUS.

                  SECTION 4.27. Accuracy of Information. None of the representations, warranties or statements of Proha contained in this Agreement or in the exhibits hereto contains any untrue statement of a material fact or, taken as a whole together with the Finnish Documents and Schedules, omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

                                 ARTICLE V

                          COVENANTS OF THE COMPANY

                  SECTION 5.1. Operation of Business. (a) Except as contemplated hereby or as consented to in writing by Proha, between the date hereof and the Closing Date, the Company shall, and shall cause each of the Subsidiaries to: (i) in all material respects carry on their respective businesses in, and not enter into any material transaction other than in accordance with, the regular and ordinary course, (ii) use their commercially reasonable efforts to preserve intact their business organizations, (iii) keep available the services of their officers and employees, (iv) preserve their relationships with customers, suppliers and others having material business dealings with them, (v) maintain, in all material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use and (vi) maintain cash and marketable securities on hand representing an aggregate value of at least ninety-five percent (95%) of the "schedule commitment" at the end of each month other than the month in which the Closing occurs (in which case, the Company shall have cash and marketable securities on hand representing an aggregate value of at least one hundred percent (100%) of the "schedule commitment" for the month in which the Closing occurs), as set forth on Schedule 5.1(a).

                  (b) Without limiting the generality of Section 5.1(a), and, except as otherwise expressly permitted or required by this Agreement or set forth in Schedule 5.1(b), between the date hereof and the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Proha or as contemplated hereby:

                           (i) (x) declare, set aside or pay any dividends on (whether in cash, shares of capital stock of the Company, or other property), or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to shareholders of the Company in their capacity as such, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or set apart money or other property for any mandatory purchase or analogous fund for the redemption, purchase or acquisition of any shares of capital stock of the Company;

                           (ii) authorize, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock
  ! or other voting securities or equity equivalent or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or voting securities or convertible securities or equity equivalent or any phantom stock or stock appreciation rights or enter into any agreement or contract with respect to the sale or issuance of any of such securities; other than (x) the issuance of stock options pursuant to employee stock option plans providing for the issuance of shares of Common Stock in an aggregate amount not to exceed 900,000 shares and the issuance of Common Stock upon exercise thereof, (y) the issuance of Common Stock upon exercise of warrants or stock options outstanding on the date hereof or issued pursuant to clause (x) and (z) the issuance of shares of Common Stock to employees under the Company's employee stock purchase plan in effect as of the date hereof;

                           (iii) amend its Charter or Bylaws or equivalent governing documents;

                           (iv) acquire or agree to acquire by merging with, or by purchasing a material amount of assets of or equity in, or by any other manner, any business (other than the acquisition of the assets of Mirronex Technologies Inc.) or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than inventory in the ordinary course of business or assets having a purchase price not in excess of $50,000 individually or $250,000 in the aggregate;

                           (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets (other than the contemplated sale by the Company of the assets comprising the FreeAgent.com business), other than sales of inventory in the ordinary course of business, or which involve assets having a current value not in excess of $50,000 individually or $250,000 in the aggregate or allow any properties or assets (including, without limitation, Intellectual Property) to become subject to any Lien other than a Permitted Lien;

                           (vi) incur any indebtedness for borrowed money in excess of $50,000 in any calendar year or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments, in each case in excess of $50,000 in the aggregate in any calendar year in, any other Person other than a wholly owned Subsidiary, enter into any "keep-well" or other agreement to maintain any financial state and condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

                           (vii) grant any severance or termination pay not currently required to be paid under existing severance plans or enter into or adopt, or amend any existing, severance plan, agreement or arrangement, or enter into or amend any employee benefit plan except as required by Applicable Law, or enter into, amend or terminate any employment or consulting agreement, except, in each case as required by Applicable Law;

                           (viii) enter into any contract or commitment with respect to capital expenditures other than expenditures within a capital budget provided to Proha for the current calendar year or capital expenditures not in excess of $50,000 in the aggregate in the current calendar year;

                           (ix) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or as required under Applicable Law, make a material amendment or modification of the compensation, bonus or fringe benefits of any of its directors, officers or employees of the Company or any of its Subsidiaries;

                           (x) agree to the settlement of any material claim or litigation;

                           (xi) make or rescind any material Tax election, settle or compromise any material Tax liability, or file or cause to be filed any amended Tax Return or any claim for a Tax refund, except, in each case, as required by Applicable Law;

                           (xii) except as required by Applicable Law or U.S. GAAP, make any change in its method of accounting or accounting policies;

                           (xiii) except as set forth on the Schedules hereto, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

                           (xiv) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

                           (xv) enter into any agreement, understanding or commitment that significantly restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

                           (xvi) materially modify, amend or terminate any Company Commitment or waive any of its rights or claims thereunder or enter into any contract, agreement, commitment or arrangement that, if in existence on the date hereof, would be a Company Commitment;

                           (xvii) establish, adopt, enter into, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except, in the case of collective bargaining, pension or retirement arrangements, or trusts, as required by Applicable Law;

                           (xviii) execute any new lease or sublease for real property or cancel, modify, terminate or amend any lease or sublease for real property;

                           (xix) adopt or enter into a plan of complete or partial liquidation, dissolution, winding up, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than liquidations, dissolutions, mergers, consolidations, restructurings, recapitalizations, or other reorganizations involving only wholly-owned Subsidiaries of the Company and no other Person;

                           (xx) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries;

                           (xxi) fail to maintain its Intellectual Property as currently maintained, or allow any material Intellectual Property of the Company or its Subsidiaries to expire or to become abandoned, canceled or otherwise terminated;

                           (xxii) commence or terminate the employment of, or materially amend the employment terms of, or materially change the responsibilities or duties of, the Chairman, Chief Executive Officer, President, or Chief Financial Officer or any other executive officer of the Company;

                           (xxiii) transfer, license, sell or otherwise dispose of any Intellectual Property or Software other than in the ordinary course of business;

                           (xxiv) enter into any agreement, arrangement or transaction with or for the benefit of any Person who is an Affiliate of the Company;

                           (xxv) create any Subsidiary;

                           (xxvi) cause or permit the number of directors of the Company to be greater than 8;

                           (xxvii) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Charter, Bylaws or other governing documents, which would, directly or indirectly, restrict or impair the ability of Proha to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Company that may be acquired or controlled by Proha;

                           (xxviii) increase the number of authorized shares of Preferred Stock or authorize the issuance of or issue any shares of the Preferred Stock;

                           (xxix) take any action that would reasonably be expected to cause any representations made by the Company in this Agreement not to remain true and correct; and

                           (xxx) agree, in writing or otherwise, to take any of the foregoing actions.

                  SECTION 5.2. Access to Books and Records. Upon reasonable notice, the Company shall afford, and shall cause each of its Subsidiaries to afford, to Proha and Proha's accountants, counsel and representatives full access to all the Company's and its Subsidiaries' properties, books, contracts, commitments, records (including, but not limited to, Tax Returns), employees, customers, suppliers and accountants and, shall furnish promptly to Proha (a) a copy of each report, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of federal or state securities laws, and (b) all other information concerning the Company's and its Subsidiaries' businesses, properties and personnel as Proha may reasonably request, provided that no investigation or receipt of information pursuant to this
Section 5.2 shall affect any representation or warranty of the Company or the conditions to the obligations of Proha. In addition, the Company shall send to Proha a monthly flash report reflecting cash receipts and disbursements in reasonable detail to allow Proha the ability to monitor
Schedule 5.1(a), and shall provide such documents and other information reasonably requested by Proha in connection with making its determination under Section 7.2(n) (provided, that the Company, shall not be required to provide any document or information to Proha that would constitute a waiver of the attorney-client privilege).

                  SECTION 5.3. Compliance with Conditions; Commercially Reasonably Efforts. The Company shall use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Company and Proha to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                  SECTION 5.4. Consents and Approvals. The Company shall
(a) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Document or any of the transactions contemplated hereby or thereby, and (b) diligently assist and cooperate with Proha in preparing and filing all documents required to be submitted by Proha to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by Proha in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to Proha all information concerning the Company and its Subsidiaries that counsel to Proha determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                  SECTION 5.5. Stockholder Approval (a) The Company shall
(x) as soon as practicable, but not later than 15 days after receipt of all financial information required to be delivered pursuant to Section 6.5 and any other Proha information reasonably requested pursuant to advice from the Company's accountants, financial and legal advisors, as required for the proxy statement, prepare and file a proxy statement with the Commission with respect to the holding of a stockholders' meeting (the "Stockholder Meeting") for the purpose of obtaining stockholder approval ("Stockholder Approval") of, amongst other things, (i) the issuance of the Opus Shares to the extent required by Applicable Law and NASD rules and regulations, (ii) the amendment and restatement of the Company's Certificate of Incorporation in a manner reasonably satisfactory to Proha and to reflect a four-for-one (4-1) reverse stock split (the "Reverse Stock Split") of the outstanding shares of Common Stock and addressing any desired name change of the Company, and (iii) more generally, if requested by Proha, the approval of this Agreement, the other Documents and the transactions contemplated hereby and thereby, (y) promptly call and give notice of such meeting following the Commission's clearance of such proxy statement and (z) on or before the fortieth (40th) day following the Commission's clearance of such proxy statement, convene and hold such meeting. Subject to Section 5.5(b), the Company shall use its commercially reasonable efforts to obtain such Stockholder Approval, including, but not limited to, responding promptly to the Commission's comments in order to obtain clearance of such proxy statement. Subject to Section 5.5(b), the Company shall, through its Board of Directors, recommend to its stockholders that Stockholder Approval be given, and the Company shall use its commercially reasonable efforts to cause each member of the Company's Board of Directors and all other Opus Key Stockholders to vote their shares of Common Stock to approve the items set forth in clause (x) of this Section 5.5. The Company shall afford Proha and its counsel a reasonable opportunity to review and comment upon any description of Proha or its Affiliates, this Agreement, the other Documents or the transactions contemplated hereby and thereby set forth in such proxy statement (including all drafts or amendments thereto). Proha shall provide the Company with all necessary information reasonably requested with respect to itself and its Affiliates solely for inclusion by the Company in such proxy statement (including Artemis Entities U.S. GAAP Financial Statements). The Company shall notify Proha promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information and will supply Proha with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders meeting there shall occur any event that would be required, under the Exchange Act and the rules and regulations thereunder, to be set forth in an amendment or supplement to such proxy statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) may adjourn or postpone the Stockholder Meeting on one occasion not to exceed thirty (30) days to the extent necessary to ensure that any necessary supplement or amendment to the proxy statement is provided to the Company's stockholders in advance of a vote on Stockholder Approval or (ii) shall adjourn or postpone the Stockholder Meeting, if as of the time for which the Stockholder Meeting is originally scheduled (as set forth in the proxy statement) or subsequently rescheduled or reconvened, there are insufficient shares of Common Stock represented (either in Person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholder Meeting.

                  (b) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of Stockholder Approval if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Proha (a "Notice of Superior Offer") advising Proha that the Company has received a Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the Person or entity making such Superior Offer, (iii) Proha shall not have, within five (5) Business Days of Proha's receipt of the Notice of Superior Offer, made an offer that the Company's Board of Directors by a majority vote determines in its good faith judgment (after having received the written advice of a financial advisor of national standing) to be at least as favorable to the Company's stockholders as such Superior Offer (it being agreed that the Board of Directors of the Company shall convene a meeting to consider any such offer by Proha promptly following the receipt thereof), (iv) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary duties to the Company's stockholders under Applicable Law and
(v) the Company shall not have violated any of the restrictions set forth in Section 5.7 or this Section 5.5. The Company shall provide Proha with at least three (3) Business Days prior notice of any meeting of the Company's Board of Directors at which the Company's Board of Directors is to consider any Alternative Transaction to determine whether such Alternative Transaction is a Superior Offer. Notwithstanding the foregoing, the Company agrees to submit this Agreement to its stockholders for approval and adoption whether or not the Board of Directors of the Company determines at any time subsequent to the date hereof that this Agreement is no longer advisable and recommends that the stockholders of the Company reject it and notwithstanding any Alternative Transaction.

                  (c) For the purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate an Alternative Transaction which is not subject to any financing contingencies or complete copies of executed, bona fide customary commitments from reputable financial institutions for all necessary financing shall have been furnished to the Company, and the Board of Directors of the Company has determined in good faith that (x) such Alternative Transaction, if accepted, would be reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and (y) after consultation with and considering the written advice of independent financial advisors of national standing and after consideration of other matters it deems relevant, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated hereby.

                  (d) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

                  SECTION 5.6. HSR Act Filings. (a) As promptly as practicable after the date on which the parties determine that a filing under the HSR Act is required, the Company shall file all reports and documents as may be necessary to comply with the HSR Act. The Company shall cooperate with and assist Proha and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

                  (b) The Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted under any antitrust law with respect to the transactions contemplated by this Agreement. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any antitrust law, the Company shall, cooperate with and assist Proha to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions as contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

                  SECTION 5.7. No Solicitation. (a) From the date hereof until the Closing Date, the Company shall not and shall cause its Affiliates and each of their respective officers, directors, employees, auditors, agents, representatives, consultants, advisors, investment bankers, attorneys, accountants and other agents (collectively, "Representatives") not to, directly or indirectly, (i) initiate, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other Person relating to (w) the acquisition of capital stock of the Company or any of its Subsidiaries, securities convertible into or exchangeable for shares of capital stock of the Company or any of its Subsidiaries, (x) the acquisition of the Company's or any of its Subsidiaries' assets or business, in whole or in part (other than the contemplated sale by the Company of the assets comprising FreeAgent.com business), whether directly or indirectly, through purchase, merger, consolidation, business combination, recapitalization, liquidation, dissolution or otherwise, or (y) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent, delay or dilute the benefits to Proha of the transactions contemplated hereby, including, without limitation, by taking any action that would make Section 203 of the DGCL inapplicable to an Alternative Transaction (other than the transactions contemplated by this Agreement, sales of inventory in the ordinary course and shares issued upon the exercise of existing stock options) (any of the foregoing being an "Alternative Transaction"), (ii) initiate, participate or engage in, or agree to initiate, participate or engage in negotiations or discussions concerning, or provide to any Person or entity any information or data relating to the Company or any Subsidiary, or otherwise cooperate with or assist or participate in, facilitating or encouraging, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to an Alternative Transaction, (iii) in connection with any Alternative Transaction, require it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or the other Documents, (iv) grant any waiver or release under or amend any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives; (v) agree to, approve or recommend any Alternative Transaction, or (vi) take any other action inconsistent with the obligations and commitments assumed by the Company pursuant to this
Section 5.7; provided, however, that notwithstanding the foregoing, prior to the adoption of this Agreement by the Company's stockholders, this
Section 5.7 shall not prohibit the Company from furnishing nonpublic information regarding the Company and its Subsidiaries to, or entering into discussions with or request clarifications from, any Person or group who has submitted (and not withdrawn) to the Company after the date of this Agreement an unsolicited, written, bona fide Alternative Transaction that the Board of Directors of the Company reasonably concludes (based on the written advice of a financial advisor of national standing) would, if consummated, constitute a Superior Offer if (1) neither the Company nor any representative of the Company and its Subsidiaries shall have violated any of the restrictions set forth in this Section 5.7, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under Applicable Law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such Person or group, the Company provides Proha with the information set forth in Section 5.7(b), and the Company receives from such Person or group an executed confidentiality agreement on terms and conditions not more favorable in any material respect than the terms of the Confidentiality Agreement as in effect on the date hereof, (4) the Company gives Proha at least three (3) Business Days advance notice of its intent to furnish such nonpublic information or enter into such discussions, and (5) contemporaneously with furnishing any such nonpublic information to such Person or group, the Company furnishes such nonpublic information to Proha (to the extent such nonpublic information has not been previously furnished by the Company to Proha). The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, its Affiliates or their respective Representatives with any Person conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.7 by any Representative of the Company or any of its Affiliates acting for and on behalf of the Company or its Subsidiaries or any of its Affiliates, shall constitute a breach of this Section 5.7 by the Company.

                  (b) In addition to the obligations of the Company set forth in paragraph (a) of this Section 5.7, the Company shall promptly (but in any event within twenty-four (24) hours of receipt or occurrence thereof), (i) advise Proha orally and in writing of any request for information with respect to, or any inquiry or proposal regarding any Alternative Transaction, or of any inquiry or proposal regarding any Alternative Transaction, (ii) advise Proha of the terms and conditions of such request or inquiry, and (iii) provide to Proha copies of any written documentation material to understanding or evaluating such request, Alternative Transaction or inquiry (the "Alternative Transaction Documentation") which is received by the Company from the Person (or from any representatives of such Person) making such Alternative Transaction, inquiry or proposal and the identity of the Person making any such request, Alternative Transaction or such inquiry or proposal. The Company shall (x) keep Proha fully informed of the status and material details (including amendments or proposed amendments) of any such request or Alternative Transaction, (y) keep Proha fully informed as to the material details of any information requested, and (z) provide to Proha within one (1) day of receipt thereof all copies of any additional Alternative Transaction Documentation received by the Company from the Person (or from any representatives of such Person) making such Alternative Transaction, inquiry or proposal. The Company shall promptly provide to Proha any information concerning the Company provided to any other Person in connection with any Alternative Transaction which was not previously provided to Proha.

                  (c) The Company shall immediately, but in any event within one (1) day of the execution of this Agreement, request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof or any Alternative Transaction to return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company and the Company shall use its commercially reasonable efforts to have such information returned.

                  SECTION 5.8. Confidential Information. The Company acknowledges that the information being provided under Section 6.2 may be material non-public information and hereby covenants and agrees to keep, and cause its Affiliates and representatives to keep, confidential any information identified by Proha as confidential, unless (a) such information becomes generally available to the public (other than as a result of a breach of this provision by Proha), (b) such information was available to the Company on a non-confidential basis from a source (other than Proha or its representatives) that, to the Company's knowledge, is not and was not prohibited from disclosing such information to the Company by a contractual, legal or fiduciary obligation or (c) the Company is required by law or the rules of NASDAQ to disclose such information; provided, that in an event specified in clause (c), the Company shall provide Proha with prompt prior written notice of such required disclosure, the Company shall disclose only that portion of the confidential information that the Company is advised by counsel is legally required. The Company agrees that it will comply, and will cause its representatives to comply, with all Finnish securities laws applicable to the receipt of material non-public information and restrictions on trading in securities when in possession of such information. The Company agrees not to use any confidential information in violation of any law.

                  SECTION 5.9. Notification of Certain Matters. From the date hereof through the Closing Date, the Company shall promptly notify Proha of the occurrence or non-occurrence of any fact or event which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. The Company shall promptly notify Proha of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

                  SECTION 5.10. Certain Tax Covenants. (a) The Company shall furnish to Proha at or before the Closing the appropriate affidavit required by Section 1445(b) of the Code to enable Proha not to withhold a Tax under Section 1445(a) of the Code with respect to the transactions contemplated by this Agreement.

                  (b) The Company and each of its Subsidiaries agree, from and after the date of this Agreement and until the Closing, to prepare all Tax Returns in a manner which is consistent with the past practices of the Company and each Subsidiary, as the case may be, with respect to the treatment of items on such Tax Returns, unless otherwise required by Applicable Law.

                  (c) The Company and its Subsidiaries shall timely pay in full on or prior to the Closing Date all material Taxes and Tax liabilities required to be paid by or with respect to them for all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date (each a "Pre-Closing Period"), other than those Taxes being contested in good faith as of the Closing Date or those Taxes not due and payable as of the Closing Date, in each case which are adequately disclosed and for which an adequate reserve or accrual are established in the Company Financial Statements in accordance with U.S. GAAP as of the Closing Date. For purposes of the immediately preceding sentence, Taxes and Tax liabilities of the Company or any of its Subsidiaries that relate to any taxable year or other taxable period beginning on or before the Closing Date and ending after the Closing Date (each an "Overlap Period") shall be apportioned between the portion of the Overlap Period ending on and including the Closing Date and the portion of the Overlap Period beginning on the day after the Closing Date as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of the Company and its Subsidiaries as though the taxable year of the Company or any relevant Subsidiary terminated at the close of business on the Closing Date.

                  SECTION 5.11. Escrow of Break-up Fee. The Company shall within five (5) Business Days of the date hereof deposit with an escrow agent $250,000 as security for partial performance of its obligations, if any, under Sections 9.4(c) and (d) hereof. Such escrow agent shall be chosen by the parties and such amount shall be held by the escrow agent pursuant to an escrow agreement between the parties and the escrow agent on terms and conditions reasonably satisfactory to the Company, Proha and the escrow agent.

                  SECTION 5.12. Fairness Opinion. The Company shall have received prior to filing the proxy statement in accordance with Section 5.5, an opinion from a reputable investment banking firm in customary form and substance to the effect that the transactions contemplated hereby are fair to the Company and/or its stockholders.

                  SECTION 5.13. Safeguard Approval. The Company shall obtain (and deliver the same to Proha) from Safeguard Scientific, Inc., no later than April 13, 2001, a letter obligating Safeguard Scientific, Inc. to vote in favor of the transactions contemplated hereby at the Stockholder Meeting.


                                 ARTICLE VI

                             COVENANTS OF PROHA

                  SECTION 6.1. Operation of Business. (a) Except as contemplated hereby or as consented to in writing by the Company, between the date hereof and the Closing Date, Proha shall, and shall cause each of the Artemis Entities to: (i) in all material respects carry on their respective businesses in, and not enter into any material transaction other than in accordance with, the regular and ordinary course, (ii) use their commercially reasonable efforts to preserve intact their business organizations, (iii) keep available the services of their officers and employees, (iv) preserve their relationships with customers, suppliers and others having material business dealings with them, and (v) maintain, in all material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use.

                  (b) Without limiting the generality of Section 6.1(a), and, except as otherwise expressly permitted or required by this Agreement or set forth in Schedule 6.1(b), between the date hereof and the Closing Date, Proha shall not permit any Artemis Entity to, without the prior written consent of the Company:

                           (i) (x) declare, set aside or pay any dividends on (whether in cash, shares of capital stock of such Artemis Entity, or other property), or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to Proha, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) redeem or otherwise acquire any of its shares of capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or set apart money or other property for any mandatory purchase or analogous fund for the redemption, purchase or acquisition of any of its shares of capital stock;

                           (ii) authorize, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other voting securities or equity equivalent or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or voting securities or convertible securities or equity equivalent or any phantom stock or stock appreciation rights or enter into any agreement or contract with respect to the sale or issuance of any of such securities;

                           (iii) amend its Charter or Bylaws or equivalent governing documents;

                           (iv) acquire or agree to acquire by merging with, or by purchasing a material amount of assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than inventory in the ordinary course of business or assets having a purchase price not in excess of $100,000 individually or $500,000 in the aggregate;

                           (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory in the ordinary course of business, or which involve assets having a current value not in excess of $100,000 individually or $500,000 in the aggregate or allow any properties or assets (including, without limitation, Intellectual Property) to become subject to any Lien other than a Permitted Lien;

                           (vi) incur any indebtedness for borrowed money in excess of $100,000 in any calendar year or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments, in each case in excess of $100,000 in the aggregate in any calendar year, in any other Person other than a wholly owned Subsidiary, enter into any "keep-well" or other agreement to maintain any financial state and condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

                           (vii) grant any severance or termination pay not currently required to be paid under existing severance plans or enter into or adopt, or amend any existing, severance plan, agreement or arrangement, or enter into or amend any employee benefit plan except as required by Applicable Law, or enter into, amend or terminate any employment or consulting agreement, except, in each case as required by Applicable Law;

                           (viii) enter into any contract or commitment with respect to capital expenditures other than expenditures within the capital budget provided to the Company for the upcoming calendar year or capital expenditures not in excess of $100,000 in the aggregate in the current calendar year;

                           (ix) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or as required under Applicable Law, make a material amendment or modification of the compensation, bonus or fringe benefits of any of its directors, officers or employees of such Artemis Entity;

                           (x) agree to the settlement of any material claim or litigation;

                           (xi) make or rescind any material Tax election, settle or compromise any material Tax liability, or file or cause to be filed any amended Tax Return or any claim for a Tax refund, except, in each case, as required by Applicable Law;

                           (xii) except as required by Applicable Law, U.S. GAAP, Finnish GAAP, or any other applicable accounting principles, make any change in its method of accounting or accounting policies;

                           (xiii) except as set forth on the Schedules hereto, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

                           (xiv) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

                           (xv) enter into any agreement, understanding or commitment that significantly restrains, limits or impedes the ability of such Artemis Entity or any of its Subsidiaries to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on such Artemis Entity's or any of its Subsidiaries' activities;

                           (xvi) materially modify, amend or terminate any Artemis Commitment or waive any of its rights or claims thereunder or enter into any contract, agreement, commitment or arrangement that, if in existence on the date hereof, would be an Artemis Commitment;

                           (xvii) establish, adopt, enter into, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except, in the case of collective bargaining, pension or retirement arrangements, or trusts, as required by Applicable Law;

                           (xviii) execute any new lease or sublease for real property or cancel, modify, terminate or amend any lease or sublease for real property;

                           (xix) adopt or enter into a plan of complete or partial liquidation, dissolution, winding up, merger, consolidation, restructuring, recapitalization or other reorganization of such Artemis Entity or any of its Subsidiaries, other than liquidations, dissolutions, mergers, consolidations, restructurings, recapitalizations, or other reorganizations involving only a wholly-owned Subsidiary of such Artemis Entity and no other Person;

                           (xx) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of such Artemis Entity or its Subsidiaries;

                           (xxi) fail to maintain its Intellectual Property as currently maintained, or allow any material Intellectual Property of the such Artemis Entity or its Subsidiaries to expire or to become abandoned, canceled or otherwise terminated;

                           (xxii) commence or terminate the employment of, or materially amend the employment terms of, or change the responsibilities or duties of, the Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Chief Technology Officer or any other executive officer of such Artemis Entity;

                           (xxiii) transfer, license, sell or otherwise dispose of any Intellectual Property or Software other than in the ordinary course of business;

                           (xxiv) enter into any agreement, arrangement or transaction with or for the benefit of any Person who is an Affiliate of Proha;

                           (xxv)    create any Subsidiary;

                           (xxvi) cause or permit the number of directors of Artemis to be greater than 8;

                           (xxvii) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Charter, Bylaws or other governing documents, which would, directly or indirectly, restrict or impair the ability of the Company to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, Exchanged Shares;

                           (xxviii) takes any action that would reasonably be expected to cause any of the representations and warranties made by Proha in this Agreement not to remain true and correct; and

                           (xxix) agree, in writing or otherwise, to take any of the foregoing actions.

                  SECTION 6.2. Access to Books and Records. Upon reasonable notice, Proha shall afford, and shall cause each of the Artemis Entities to afford, to the Company and the Company's accountants, counsel and representatives full access to all the Artemis Entities' and their respective Subsidiaries' properties, books, contracts, commitments, records (including, but not limited to, Tax Returns), employees, customers, suppliers and accountants, and shall furnish promptly to the Company all other information concerning the Artemis Entities and their respective Subsidiaries' businesses, properties and personnel as the Company may reasonably request, provided that no investigation or receipt of information pursuant to this Section 6.2 shall affect any representation or warranty of Proha or the conditions to the obligations of the Company.

                  SECTION 6.3. Compliance with Conditions; Commercially Reasonable Efforts. Proha will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and Proha to be satisfied. Upon the terms and subject to the conditions of this Agreement, Proha shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                  SECTION 6.4. Consents and Approvals. Proha shall (a) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons (including the approval of its stockholders as may be required under the Companies Act), firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Document to which it is a party or any of the transactions contemplated hereby or thereby, and (b) diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with such transactions (including Artemis Entities U.S. GAAP Financial Statements) and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Company in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning Proha and the Artemis Entities and their respective Subsidiaries that counsel to the Company determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                  SECTION 6.5. U.S. GAAP Financial Statements. (a) Promptly after the date hereof but no later than one hundred twenty (120) days from the date hereof, Proha shall provide the Company with audited consolidated balances sheet of the Artemis Entities and their consolidated Subsidiaries as of December 31, 1999, December 31, 2000 and March 31, 2001, together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended December 31, 1998, 1999 and 2000 and the fiscal quarter ended March 31, 2001, and the notes thereto (only with respect to the consolidated balance sheet and related financial statements as of December 31, 1998, 1999 and 2000, as the case may be), accompanied by the unqualified opinion thereon of KPMG LLP (collectively, the "Artemis Entities U.S. GAAP Financial Statements") and if required, selected financial information concerning the Artemis Entities and their consolidated subsidiaries. Artemis Entities U.S. GAAP Financial Statements (including the notes thereto (only with respect to the audited financial statements as of December 31, 1998, 1999 and 2000)) shall be prepared in accordance with U.S. GAAP and present fairly, in all material respects, the consolidated financial position and results of operation of the Artemis Entities and their consolidated Subsidiaries as of December 31, 1998, 1999 and 2000 and March 31, 2001 and for the fiscal year and fiscal quarter, respectively, then ended.

                  (b) Proha acknowledges that the Company will use the Artemis Entities U.S. GAAP Financial Statements for use in its proxy statement sent to the stockholders of Company pursuant to Section 5.5.

                  (c) The audited consolidated income statement for the fiscal year ended December 31, 2000 included in the Artemis Entities U.S. GAAP Financial Statements shall not materially differ from the pro forma revenues and earnings before interest income and expense, amortization of goodwill, acquisition costs, management fees and translation adjustments of the Artemis Entities (excluding PPOY) for the fiscal year then ended as set forth on Schedule 6.5.

                  SECTION 6.6. HSR Act Filings. (a) As promptly as practicable after the date on which the parties determine that a filing under the HSR Act is required, Proha shall file all reports and documents as may be necessary to comply with the HSR Act. Proha shall cooperate with and assist the Company and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

                  (b) Proha shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted under any antitrust law with respect to the transactions contemplated by this Agreement. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any antitrust law, Proha shall cooperate with and assist the Company to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions as contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

                  SECTION 6.7. Confidential Information. Proha acknowledges that the information being provided under Section 5.2 may be material non-public information and hereby covenants and agrees to keep, and cause its Affiliates and representatives to keep, confidential any information identified by the Company as confidential, unless (a) such information becomes generally available to the public (other than as a result of a breach of this provision by Proha), (b) such information was available to Proha on a non-confidential basis from a source (other than the Company or its representatives) that, to Proha's knowledge, is not and was not prohibited from disclosing such information to Proha by a contractual, legal or fiduciary obligation or (c) Proha is required by law or rules or regulations of the Helsinki Stock Exchange to disclose such information; provided, that in an event specified in clause (c), Proha shall provide the Company with prompt prior written notice of such required disclosure, Proha shall disclose only that portion of the confidential information that Proha is advised by counsel is legally required. Proha agrees that it will comply, and will cause its representatives to comply, with all U.S. securities laws applicable to the receipt of material non-public information and restrictions on trading in securities when in possession of such information. Proha agrees not to use any confidential information in violation of any law.

                  SECTION 6.8 Notification of Certain Matters. From the date hereof through the Closing Date, Proha shall promptly notify the Company of the occurrence or non-occurrence of any fact or event of which the Company is aware which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or
(y) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. Proha shall promptly notify the Company of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

                  SECTION 6.9. Artemis Reorganization. Proha shall undertake a restructuring of the Artemis Entities pursuant to which each of the Artemis Entities (other than Artemis) shall be either a direct or indirect wholly-owned Subsidiary of Artemis immediately prior to the Closing. Proha shall have sole discretion to conduct and implement the reorganization required by this Section 6.9 in any manner it sees fit and Proha shall respond to inquiries of the Company concerning the status of such reorganization.

                  SECTION 6.10. Certain Tax Covenants. (a) Proha shall furnish to the Company at or before the Closing the appropriate affidavit required by Section 1445(b) of the Code to enable the Company not to withhold a Tax under Section 1445(a) of the Code with respect to the transactions contemplated by this Agreement.

                  (b) The Artemis Entities agree, from and after the date of this Agreement and until Closing, to prepare all Tax Returns in a manner which is consistent with the past practices of Artemis Entities, as the case may be, with respect to the treatment of items on such Tax Returns, unless otherwise required by Applicable Law.

                  (c) Artemis Entities shall timely pay in full on or prior to the Closing Date all material Taxes and Tax liabilities required to be paid by or with respect to them for all Pre-Closing Periods, other than those Taxes being contested in good faith as of the Closing Date or those Taxes not due and payable as of the Closing Date, in each case which are adequately disclosed and for which an adequate reserve or accrual are established in the Artemis Entities Financial Statements or as set forth in the Schedules of Proha attached hereto. For purposes of the immediately preceding sentence, Taxes and Tax liabilities of Artemis Entities that relate to any Overlap Period shall be apportioned between the portion of the Overlap Period ending on and including the Closing Date and the portion of the Overlap Period beginning on the day after the Closing Date as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of Artemis Entities as though the taxable year of Artemis or any relevant Subsidiary terminated at the close of business on the Closing Date.

                  SECTION 6.11. Escrow of Break-up Fee. Proha shall within five (5) Business Days of the date hereof deposit with an escrow agent $250,000 as security for partial performance of its obligations, if any, under Sections 9.4(c) hereof. Such escrow agent shall be chosen by the parties and such amount shall be held by the escrow agent pursuant to an escrow agreement between the parties and escrow agent on terms and conditions reasonably satisfactory to the Company, Proha and the escrow agent.


                                ARTICLE VII

                      CONDITIONS PRECEDENT TO CLOSING

                  SECTION 7.1. Conditions to the Company's Obligations. The obligations of the Company hereunder required to be performed at the Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by Proha, shall be made in writing), at or prior to the Closing, of the following conditions:

                  (a) The representations and warranties of Proha contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if such representation or warranty was made as of the Closing, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                  (b) Proha shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement and the other Documents, to be performed and complied with by Proha at or prior to the Closing Date.

                  (c) All material governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of the transactions contemplated by the Documents to occur on the Closing Date shall have been obtained and shall be in full force and effect, the Company shall reasonably be satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) Proha shall have delivered to the Company a certificate, executed by Proha or on its behalf by a duly authorized representative, dated as of the Closing Date, certifying that each of the conditions specified in this Section 7.1 has been satisfied with respect to Proha.

                  (e) All Documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to the Company, shall have been executed and delivered by the parties thereto be in full force and effect and no party to any of the foregoing (other than the Company) shall have breached any of its material obligations thereunder.

                  (f) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which, in the reasonable judgment of the Company, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental matters or the Artemis Employee Benefit Plans) pending or threatened against the Artemis Entities which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (g) The Company shall have received stock certificates (to the extent certificated) representing the Exchanged Shares as set forth hereunder.

                  (h) Proha shall have delivered to the Company certificates of the appropriate public officials, if available, to the effect that each of Proha and each Artemis Entity is a validly existing corporation in good standing (to the extent that the concept of good standing is recognized under the laws of the relevant jurisdiction of organization) in its jurisdiction of organization dated not more than five
(5) days prior to the Closing Date.

                  (i) Proha shall have delivered to the Company a certificate of the Secretary of its Board of Directors (i) certifying that a true and correct copy of the Charter and Bylaws of the Artemis Entities and all resolutions of the Board of Directors of Proha authorizing the execution and delivery of this Agreement and each Document to which Proha is a party and authorizing the performance by Proha of the transactions contemplated hereby and thereby is attached thereto and (ii) containing the incumbency and specimen signature of each of the officers of Proha.

                  (j) Proha's stockholders shall have elected Proha Nominees and the Other Nominees to the Board of Directors of Proha, subject to the completion of the transactions contemplated herein.

                  (k) The Company shall have received Stockholder Approval.

                  (l) The reorganization of the Artemis Entities decribed in Section 6.9 shall have occurred.

                  SECTION 7.2. Conditions to Proha's Obligations. The obligations of Proha hereunder required to be performed at the Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Company, shall be made in writing), at or prior to the Closing, of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date, as if such representation or warranty was made as of the Closing, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

                  (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants (except, in the case of Section 5.1(a)(vi), which the Company shall have complied with in all respects), contained in this Agreement and the other Documents, to be performed and complied with by it at or prior to the Closing Date.

                  (c) The Company's Board of Directors shall consist of not more than eight (8) directors. The Company shall have taken all necessary action so that the Board of Directors of the Company shall have approved the election of Proha Nominees and the Other Directors.

                  (d) All Documents and all documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to Proha, shall have been executed and delivered by the parties thereto (including, but not limited to, the Registration Rights Agreement and the Second Amendment to Employment Agreement in the form of Exhibit D hereto), be in full force and effect and no party to any of the foregoing (other than Proha) shall have breached any of its material obligations thereunder.

                  (e) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which, in the reasonable judgment of Proha, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental matters or the Company Employee Benefit Plans) but excluding any NASDAQ delisting proceedings pending or threatened against the Company or its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (f) During the seven-calendar-day period ending on the Closing Date, (A) trading in securities generally on the NASDAQ shall not have been suspended and minimum prices shall not have been established on either of such exchanges or such market by such exchange or by the Commission, and (B) a general banking moratorium shall not have been declared by Federal, New York or Finnish authorities.

                  (g) All material governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of all of the transactions contemplated by the Documents to occur on the Closing Date shall have been obtained and shall be in full force and effect, and Proha shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (h) The Company shall have delivered to Proha a certificate, executed by it or on its behalf by a duly authorized representative, dated as of the Closing Date, certifying that each of the conditions specified in this Section 7.2 has been satisfied.

                  (i) Proha shall have received delivery of the Opus Shares as set forth hereunder.

                  (j) The Company shall have delivered to Proha certificates of the appropriate public officials to the effect that each of the Company and its Subsidiaries is a validly existing corporation in good standing in its jurisdiction of organization dated not more than five (5) days prior to the Closing Date.

                  (k) The Company shall have delivered to Proha a certificate of the Secretary of the Company (i) certifying that a true and correct copy of the Charter and Bylaws of the Company and all resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and each Document to which the Company is a party and authorizing the performance by the Company of the transactions contemplated hereby and thereby is attached thereto and (ii) containing the incumbency and specimen signature of each of the officers of the Company.

                  (l) Proha shall have received such other certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement or the other Documents as it may reasonably request.

                  (m) Proha's stockholders shall have authorized the transactions contemplated by this Agreement in accordance with the Companies Act.

                  (n) On or before that date which is ninety (90) days from the date hereof, Proha shall be satisfied in its discretion, after conducting a review of the matter referred to below, that the Company has adequate existing insurance coverage for substantially all of the reasonably anticipated liabilities, damages, deficiencies, demands, claims (including, but not limited to, indemnification claims of current and former officers, directors, employees, advisors and affiliates of the Company and its Subsidiaries) suits, actions, causes of action, fines, penalties, losses sought and costs and expenses (including, without limitation, attorneys' fees and expenses and court costs) incurred or reasonably anticipated to be incurred by the Company and its Subsidiaries in connection with the class action suit filed by Charles Bland in the United States District Court for the Southern District of New York (Case No. 01 CIV. 2938) on April 6, 2001 (as the same is supplemented or amended from time to time, the "Shareholder Complaint") and any other suit based on, or derived from, the same or substantially similar facts or circumstances alleged in the Shareholder Complaint.


                                ARTICLE VIII

                            POST-CLOSING MATTERS

                  SECTION 8.1. Distribution of Opus Shares; Proha Standstill. (a) It is the intent of Proha that after giving effect to the transactions contemplated hereby, Proha will endeavor to distribute all or part of the Opus Shares to the Proha shareholders in an orderly and efficient manner provided that nothing in this Section 8.1(a) shall create an obligation for Proha to distribute any Opus shares to the Proha shareholders in the event the Board of Directors determines that such distribution would not be in the best interests of, or would result in the imposition of tax on, Proha and/or some or all of its shareholders. In connection with the foregoing, the Board of Directors of Proha will consider at the appropriate time whether to distribute all or part of the Opus Shares to its shareholders and the amount of any such distribution, and may take into account any tax, accounting, securities laws and any other considerations it deems appropriate in light of prevailing market and other conditions at the time of any such proposed distribution. The Board of Directors of Proha shall endeavor to maintain value for the Proha shareholders and the Company shareholders and will not authorize any such distribution that would reasonably be expected to materially and adversely effect the market value of the Opus Shares to the detriment of the Company's shareholders (other than Proha) and to the benefit of the Proha shareholders; provided, that for the avoidance of doubt, nothing in this
Section 8.1(a) shall prohibit or in any way restrict the ability of Proha to sell or otherwise dispose of any or all of the Opus Shares in one or a series of related transactions.

                  (b) Proha hereby agrees that for a period of one (1) year from the Closing Date, it will not initiate a tender offer to acquire the remaining issued and outstanding shares of Common Stock of the Company.

                  SECTION 8.2. Transfer of AIGMBH. (a) Proha covenants and agrees to exercise its purchase option within ninety (90) days following January 1, 2002 to acquire the remaining issued and outstanding shares of AIGMBH pursuant to that certain Share Option Agreement, dated as of December 4, 2000, by and between Proha and Holger Blumenthal and David Thomson (the "AIGMBH Agreement"). Promptly after acquiring the shares subject to the purchase option under the AIGMBH Agreement, Proha shall contribute all AIGMBH Shares and the shares of AIGMBH it purchases pursuant to the AIGMBH Agreement to the Company at no additional consideration. The basic terms of the AIGMBH Agreement are described on Schedule 8.2.

                  (b) Proha hereby agrees that it will not reduce, or in any way set off against, the AIGMBH shares to be contributed to the Company pursuant to Section 8.2(a) in connection with any pending indemnification claim Proha may have under Section 9.1(b)(i) hereof.

                  SECTION 8.3. Directors. (a) The Company and Proha (or any Affiliate of Proha or any Proha Successor that beneficially owns the Opus Shares purchased hereunder) shall use their respective commercially reasonable efforts to ensure that the Board of Directors of the Company and Proha (or any successor entity that beneficially owns the Opus Shares purchased hereunder), as the case may be, shall initially consist of not more than eight (8) directors.

                  (b) As long as Proha (or any Affiliate of Proha or any Proha Successor that beneficially owns the Opus Shares) beneficially owns Opus Shares that constitute at least (i) fifty percent (50%) of the aggregate issued and outstanding Common Stock, the Company shall use its commercially reasonable efforts to ensure that a total of five (5) Proha Nominees are members of the Board of Directors of the Company, (ii) thirty-three and one third percent (33.33%) but less than fifty percent (50%) of the aggregate issued and outstanding Common Stock, the Company shall use its commercially reasonable efforts to ensure that a total of four (4) Proha Nominees are members of the Board of Directors of the Company, (iii) ten percent (10%) but less than thirty-three and one third percent (33.33%) of the aggregate issued and outstanding Common Stock, the Company shall use its commercially reasonable efforts to ensure that a total of three (3) Proha Nominees are members of the Board of Directors of the Company. The Company and its Board of Directors may not take any action, without due cause, to remove the Proha Nominees serving as directors of the Company.

                  (c) The Company shall ensure that its Board of Directors (and the Company's nominating committee, if any) shall recommend the inclusion of the Proha Nominees in the slate of nominees recommended to stockholders for election as directors at each annual meeting of stockholders of the Company.

                  (d) The Board of Directors of the Company shall appoint Proha Nominees to serve on each committee of the Board of Directors in at least the same proportions that the number of Proha Nominees serving on the Board of Directors of the Company bears to the total number of directors then comprising the Board of Directors of the Company; provided, however, that the Company and Proha shall cooperate in order to comply with any NASD rules or regulations (or the rules and regulations of any national exchange on which the Company's Common Stock is traded) relating to director independence on committees.

                  (e) If at any time, a vacancy is created on the Board of Directors of the Company by reason of the incapacity, death, removal or resignation of any Proha Nominee, then Proha shall appoint an individual to fill such vacancy until the next meeting of stockholders.

                  (f) The Company shall provide the Proha Nominees serving as directors notice of each meeting of the Board of Directors of the Company at the same time and in the same manner as other members of its Board of Directors.

                  (g) The Proha Nominees serving as directors shall be entitled to compensation and indemnification rights consistent with those of other directors of the Company, including, without limitation, any rights to participate in stock option or similar plans. At all times on and after the date hereof, the Company shall be a party to and comply with indemnification agreements (in such form as is currently available to the Company's directors or such other form mutually satisfactory to Proha and the Company) with each of the nominees of Proha serving as directors. The Company shall at all times maintain a directors' and officers' insurance policy covering the Company's directors and officers that provides, in the aggregate, at least $10,000,000 of liability coverage and, in any event, substantially no less coverage than the policy covering the current directors of the Company as of the date of this Agreement.

                  (h) The provisions of this Section 8.3 shall be further effected pursuant to an amendment to the Company's Bylaws in a form acceptable to Proha, which shall not be further amended by the Board of Directors of the Company in a manner that, individually or in the aggregate, adversely affects Proha.

                  SECTION 8.4. Noncompetition Agreements. In consideration of the benefits to be received by the parties hereto, each of the Company and Proha hereby agrees that from the date hereof until the later of (x) termination of this Agreement pursuant to its terms and (y) the date on which Proha no longer owns or controls a number of shares of Common Stock of the Company equal to or greater than the Threshold Securities, each of Proha and the Company hereby agree, respectively, that:

                  (i) Proha and its Subsidiaries (other than Safron Plc. and its affiliates) shall not own, manage, operate, control, consult with, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business which, (x) competes with the Company or its Subsidiaries (including the Artemis Entities after the Closing) or
         (y) provides services to the past or present clients and customers of the Company or its Subsidiaries (including the Artemis Entities after the Closing) as of the date of this Agreement, within any jurisdiction or marketing area in which the Company or any of its Subsidiaries (including the Artemis Entities after the Closing) has contracted to do business, is doing business, is qualified to do business or has contracted to acquire or merge with any other Person engaged in substantially the same business as the Company, directly or indirectly, without the prior written consent of the Company, such consent to be given or withheld at the sole discretion of the Company. For the purposes of this clause (i), ownership of securities of 5% or less of any class of securities of a public company shall not be considered to be competition with the Company. The foregoing restrictions shall also apply to Safron Plc. and its affiliates, but only to the extent of any business they transact outside of Scandinavia (which includes the countries of Denmark, Finland, Norway and Sweden), and in the event Safron Plc. and its affiliates transact business outside Scandinavia, Proha shall use its commercially reasonable efforts to cause Safron Plc. and its affiliates to enter into appropriate marketing and distribution arrangements with the Company (which includes, for purposes of this Section 8.4(i), the Artemis Entities) to ensure that their respective products are marketed through the Company's distribution and marketing network.

                  (ii) The Company and its Subsidiaries (including the Artemis Entities after the Closing), directly or indirectly, without the prior written consent of Proha, such consent to be given or withheld at the sole discretion of Proha, shall not own, manage, operate, control, consult with, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business which, (x) competes with Proha or its Subsidiaries, or (y) provides services to the past or present clients and customers of Proha or its Subsidiaries as of the date of this Agreement, within any jurisdiction or marketing area in which Proha or any of its Subsidiaries (which excludes for purposes of this Section 8.4, the Company and its Subsidiaries so long as the Company would be a Subsidiary of Proha after the Closing Date) has contracted to do business, is doing business, is qualified to do business or has contracted to acquire or merge with any other Person engaged in substantially the same business as Proha. For the purposes of this clause (ii), ownership of securities of 5% or less of any class of securities of a public company shall not be considered to be competition with Proha.

                  SECTION 8.5. Sale of Opus Shares. If, at any time prior to the first anniversary of the Closing Date, Proha proposes to privately sell to an independent third party in one or a series of related transactions at least 30% of the Opus shares acquired pursuant to this Agreement, Proha covenants and agrees that it will not consummate any such sale unless the proposed transferee agrees to offer to purchase the remaining issued and outstanding shares of Common Stock on a Fully-Diluted Basis. The provisions of this Section 8.5 shall not apply to (i) any sale of the Opus Shares in connection with the exercise by Proha of its registration rights under the Registration Rights Agreement, (ii) any transfer of such shares to any Affiliate of Proha, or (iii) any transfer to the Proha shareholders pursuant to Section 8.1, or (iv) any transfer of such shares to any successor entity of Proha (a "Proha Successor") in connection with any merger, recapitalization, reorganization or de-merger in which Proha is the surviving entity and which does not result in any reclassification of the outstanding shares of Proha common stock into shares of other stock or other securities or property, provided however that the transferee in a transfer pursuant to clause (ii), or (iv) shall be subject to the provisions of this Section 8.5.


                                 ARTICLE IX

                               MISCELLANEOUS

                  SECTION 9.1. Survival; Indemnification. (a) All representations, warranties, covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) contained in this Agreement shall be deemed made at the Closing as if made at such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date) and shall survive the Closing for nine (9) months, except that (i) with respect to claims asserted pursuant to this
Section 9.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, (ii) Sections 3.12, 3.17, 3.18, 4.12,
4.17 and 4.18 shall survive until thirty (30) days after the end of the applicable statute of limitations (as waived, tolled or amended), (iii) Sections 3.6 and 4.6 and this Section 9.1 shall survive indefinitely and
(iv) Section 8.2 shall survive in accordance with its terms. All statements as to factual matters contained in any certificate, document or other instrument executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this Section 9.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnified Party. A claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim.

                  (b) (i) The Company agrees after the Closing Date to indemnify and hold harmless Proha, its Affiliates, and their respective officers, directors, employees and duly authorized agents and each of their affiliates and each other Person controlling Proha or any of their Affiliates within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act and any partner of any of them from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any Person to which any party indemnified under this clause may become subject which is related to or arises out of (A) any breach of, or failure to perform, any of the covenants (other than the covenant of the Company contained in 5.1(a)(vi) hereof) or agreements made in this Agreement by the Company, (B) any breach or failure of any representation or warranty made by the Company in this Agreement to be true and correct as of the applicable time; provided, however, that, for purposes of this clause (B), the determination of any such breach or failure, or the existence of any facts resulting in any breach or failure of, any such representation or warranty, shall be determined without regard to any "material," "materially," "Material Adverse Effect" or similar exception or qualification contained herein or therein; or (C) any action or omission of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by the other Documents, and will reimburse Proha and any other party indemnified under this clause for all reasonable out-of-pocket expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by Proha or any such other party indemnified under this clause and further agrees that the indemnification and reimbursements commitments herein shall apply whether or not Proha or any such other party indemnified under this clause is a formal party to any such lawsuits, claims or other proceedings. The foregoing provisions are expressly intended to cover, without limitation, reimbursement of legal and other expenses incurred in a deposition or other discovery proceeding, delayed or conditioned

                           (ii) Notwithstanding the foregoing clause (i), the Company shall not be liable to any party otherwise entitled to indemnification pursuant thereto: (A) in respect of any loss, claim, damage, liability or expense to the extent the same is determined, in final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of such party or (B) for any settlement effected by such party without the written consent of the Company, which consent shall not be unreasonably withheld.

                           (iii) Proha agrees after the Closing Date to indemnify and hold harmless the Company, its Affiliates, and their respective officers, directors, employees and duly authorized agents and each of their affiliates and each other Person controlling Proha or any of their Affiliates within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act and any partner of any of them from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any Person to which any party indemnified under this clause may become subject which is related to or arises out of (A) any breach of, or failure to perform, any of the covenants or agreements made in this Agreement by Proha,
         (B) any breach or failure of any representation or warranty made by Proha in this Agreement to be true and correct as of the applicable time (other than the representation of Proha contained in Section 6.5(c) hereof); provided, however, that, for purposes of this clause (B), the determination of any such breach or failure, or the existence of any facts resulting in any breach or failure of, any such representation or warranty, shall be determined without regard to any "material," "materially," "Material Adverse Effect" or similar exception or qualification contained herein or therein; or (C) any action or omission of Proha or any of its Subsidiaries in connection with the transactions contemplated hereby or by the other Documents, and will reimburse the Company and any other party indemnified under this clause for all reasonable out-of-pocket expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by the Company or any such other party indemnified under this clause and further agrees that the indemnification and reimbursements commitments herein shall apply whether or not the Company or any such other party indemnified under this clause is a formal party to any such lawsuits, claims or other proceedings. The foregoing provisions are expressly intended to cover, without limitation, reimbursement of legal and other expenses incurred in a deposition or other discovery proceeding.

                           (iv) Notwithstanding the foregoing clause (iii), Proha shall not be liable to any party otherwise entitled to indemnification pursuant thereto: (A) in respect of any loss, claim, damage, liability or expense to the extent the same is determined, in final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of such party or (B) for any settlement effected by such party without the written consent of Proha, which consent shall not be unreasonably withheld, delayed or conditioned.

                  (c) If a Person entitled to indemnity hereunder (an "Indemnified Party") asserts that any party hereto (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 9.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

                  Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of such failure or delay.

                  (d) In fulfilling its obligations under this Section 9.1, after providing each Indemnified Party with a written acknowledgment of any liability under this Section 9.1 as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion deem appropriate; provided, however, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and
(ii) the Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded, based on the opinion of its own counsel, that there may be one or more legal defenses available to it which are in conflict with those available to any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other Person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other Person may become involved or is named as defendant and the Indemnifying Party shall pay the reasonable fees and disbursement of such counsel. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to direct the defense or investigation of such claim, action or proceeding if (A) in the written opinion of counsel to the Indemnified Party, use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, or (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding. In all other situations, the Indemnified Party shall have the right to participate in the defense or investigation of such claim, action or proceeding if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or if the fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnified Party. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                  (e) If for any reason (other than the gross negligence or willful misconduct referred to in subclauses (b)(ii) and (b)(iv) above) the foregoing indemnification by the Company or Proha, as the case may be, is unavailable to any Indemnified Party or is insufficient to hold it harmless as and to the extent contemplated by subclauses (b), (c) and (d) above, then the Company or Proha, as the case may be, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, its Affiliates and any other applicable Indemnified Party, on the one hand, and Proha, its Affiliates and any other applicable Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

                  (f) Notwithstanding anything in this Section 9.1 to the contrary,

                           (i) The Company shall not be liable for any indemnification under Section 9.1(b)(i) until the amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding incurred by Proha exceeds $500,000 in the aggregate. If the aggregate amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding exceeds $500,000, the Company shall be liable for the entire amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding; provided, however, that the Company shall have no liability for any such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding in connection with any single claim under Section 9.1(b)(i) unless the amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding exceeds $100,000, in which case the entire amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding shall be covered by this indemnification; and provided, further, that the aggregate liability of the Company under this Section 9.1 shall not exceed $5,000,000.
                           (ii) Proha shall not be liable for any
         indemnification under Section 9.1(b)(iii) until the amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding incurred by the Company exceeds $500,000 in the aggregate. If the aggregate amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding exceeds $500,000, Proha shall be liable for the entire amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding; provided, however, that Proha shall have no liability for any such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding in connection with any single claim under
         Section 9.1(b)(iii) unless the amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding exceeds $100,000, in which case the entire amount of such losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding shall be covered by this indemnification; and provided, further, that the aggregate liability of Proha under this Section 9.1 shall not exceed $5,000,000.

                  SECTION 9.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.

                  If to the Company, to it at:

                           Opus360 Corporation
                           39 West 13th Street, 3rd Floor
                           New York, NY  10011
                           Attention:  Jeanne Murphy
                           Facsimile:  212-884-6220

                  with a copy (which shall not constitute notice) to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, NY  10036
                           Attention:  Thomas H. Kennedy, Esq.
                           Facsimile:  (212) 735-2000

                  if to Proha:

                           Proha PLC
                           Maapallonkuja 1A
                           FIN-02210 Espoo
                           Finland
                           Attention:  Pekka Pere
                           Facsimile:  011-358-20-4362-500

                  and a copy (which shall not constitute notice) to:

                           White & Case LLP
                           Etel ranta 14
                           FIN-00130 Helsinki
                           Finland
                           Attention:  Petri Y.J. Haussila, Esq.
                           Facsimile: 011-358-9-228-64-228

                  SECTION 9.3. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND EACH PARTY HERETO SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS WITHIN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND PROHA HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND PROHA FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 9.2, SUCH SERVICE TO BECOME EFFECTIVE SEVEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF PROHA OR THE COMPANY TO SERVE PROCESS IN ANY OF THE MATTERS PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY AND PROHA HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  SECTION 9.4.  Termination; Fees.

                  (a)      This Agreement may be terminated by:

                           (i) by mutual agreement of the parties at any time,

                           (ii) by either party, if, at the Stockholder
         Meeting (including any adjournment or postponement thereof), the Stockholder Approval shall have not been obtained;

                           (iii) by either party if any court of competent jurisdiction or any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable;

                           (iv) by the Company if (x) the Board of
         Directors of Proha fails to recommend the approval of this Agreement and the transactions contemplated hereby to its stockholders at a duly convened meeting or (y) the representation contained in Section 6.5(c) shall not be true and correct;

                           (v) by Proha if (x) the Board of Directors of the Company approves an Alternative Transaction, or (y) the Company otherwise materially breached the provisions of Sections
         5.5 or 5.7 or (z) Section 5.1(a)(vi) of this Agreement; or

                           (vi) by Proha if (x) the Company shall have failed to obtain a fairness opinion as required by Section 5.12, or (y) the condition contained in Section 7.2(n) has not been satisfied and Proha has provided written notice to the Company of the same within the time frame specified in Section 7.2(n).

                  (b) In addition to the foregoing, this Agreement shall automatically terminate and be of no further force and effect if the transactions contemplated hereby are not consummated on or prior to September 30, 2001.

                  (c) If this Agreement is terminated (x) by Proha in accordance with Section 9.4(a)(v) (other than a termination pursuant to Section 9.4(a)(v)(z) prior to the delivery by Proha of the Artemis Entities U.S. GAAP Financial Statements) or Section 9.4(a)(vi)(x) or (y) by the Company in accordance with Section 9.4(a)(iv), the Company or Proha, as the case may be, shall (x) reimburse Proha or the Company, as the case may be, in immediately available funds for the out-of-pocket expenses of Proha or the Company, as the case may be, (including, without limitation, printing fees, filing fees and fees and expenses of its legal advisors and outside accountants (which shall include, in the case of Proha, all fees and expenses of its outside accountants incurred in connection with preparing the Artemis Entities U.S. GAAP Financial Statements)) related to this Agreement or the other Documents, the transactions contemplated hereby and thereby and any related financing, and (y) pay to Proha or the Company, as the case may be, in immediately available funds an amount equal to $250,000 (the "Termination Fee").

                  (d) If this Agreement is terminated by Proha or the Company pursuant to Section 9.4(a)(ii) hereof and (x) an Alternative Transaction has been made and publicly announced or communicated to the Company's shareholders after the date of this Agreement and prior to the Stockholders Meeting and, to the extent applicable, (y) concurrently with or within twelve (12) months after the date of such termination the Company enters into a binding agreement with respect to such Alternative Transaction, then the Company shall (i) within one (1) Business Day of the date of termination pursuant to Section 9.4(a)(ii) (A) pay to Proha 50% of the Termination Fee and (B) reimburse Proha in immediately available funds for the out-of-pocket expenses of Proha (including, without limitation, printing fees, filing fees and fees and expenses of its legal advisors and outside accountants (which shall include, in the case of Proha, all fees and expenses of its outside accountants incurred in connection with preparing the Artemis Entities U.S. GAAP Financial Statements)) related to this Agreement or the other Documents, the transactions contemplated hereby and thereby and any related financing, and (ii) within one (1) Business Day of the consummation of such Alternative Transaction (including any revisions or amendments thereto) pay to Proha 50% of the Termination Fee.

                  (e) If this Agreement is terminated by Proha in accordance with Section 9.4(a)(vi)(y), the Company shall reimburse Proha in immediately available funds for the out-of-pocket expenses of Proha incurred after the date hereof (including, without limitation, printing fees, filing fees and fees and expenses of its legal advisors and outside accountants (including all fees and expenses of its outside accountants incurred in connection with preparing the Artemis Entities U.S. GAAP Financial Statements)) related to this Agreement or the other Documents in an amount not to exceed $500,000 in the aggregate.

                  (f) No termination of this Agreement shall affect any party's liability for willful breach of this Agreement and, except for liability from a willful breach, or pursuant to Section 9.4(c), or (d) or
(e), no party shall have any liability to the other in the event of a termination of this Agreement.

                  SECTION 9.5. Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties or their Affiliates, whether oral or written, with respect to the subject matter hereof, including, without limitation, the term sheet dated March 30, 2001.

                  SECTION 9.6. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

                  SECTION 9.7. Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

                  SECTION 9.8. Titles and Headings; Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

                  SECTION 9.9. Exhibits and Schedules. Each of the annexes, exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

                  SECTION 9.10. Expenses; Brokers. Subject to the provisions of Section 9.4(c) and 9.4(d), each party shall pay or cause to be paid, whether or not the Closing occurs hereunder, their respective out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, the other Documents and all matters related thereto (including, without limitation, HSR Act filing fees (if any), and reasonable fees and disbursements of counsel and consultants). Each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary, in connection with the transactions contemplated by this Agreement for whose fees or expenses any other party will be liable and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

                  SECTION 9.11. Press Releases and Public Announcements. All press releases and similar public announcements relating to the transactions contemplated by the Documents shall be made only if mutually agreed upon by the Company and Proha, except to the extent that such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation; provided that any such required disclosure shall only be made by one party, to the extent consistent with law, after consultation with the other party.

                  SECTION 9.12. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company or Proha without the prior written consent of the other; provided that Proha may assign or delegate its rights, duties and obligations hereunder to its Affiliates; provided, further, that such assignment shall not release Proha from its obligations under this Agreement. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 9.1.

                  SECTION 9.13. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  SECTION 9.14. Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  SECTION 9.15. Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to Proha the Shares to be purchased by it hereunder.

                  SECTION 9.16. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

                                 * * * * *



                 [Share Exchange Agreement signature page]




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.





                        OPUS360 CORPORATION



                        By: /s/ Ari Horowitz
                            ---------------------------------------------------
                            Name:  Ari Horowitz
                            Title: Chairman and Chief Executive Officer



                        PROHA PLC



                        By: /s/ Pekka Pere
                            ---------------------------------------------------
                            Name:   Pekka Pere
                            Title:  Managing Director



                        By:  /s/ Steven C. Yager
                             --------------------------------------------------
                            Name:   Steven C. Yager
                            Title:  Director